Exhibit 10.37

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ENERKEM ALBERTA BIOFUELS LP

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

Dated as December 7, 2011

TABLE OF CONTENTS

Article I INTERPRETATION		1

1.1	Definitions	1
1.2	Internal Definitions	7
1.3	Currency	7
1.4	Interpretation	7
1.5	Headings	7
1.6	Accounting Terms	7

Article II THE PARTNERSHIP		8

2.1	Formation	8
2.2	Term	8
2.3	Business of the Partnership	8
2.4	Agency	8
2.5	Name	8
2.6	Fiscal Year	9
2.7	Books and Records; Accounting; Budget	9
2.8	Banking	10
2.9	Title to Partnership Property	10
2.10	Offices	10
2.11	Other Activities and Interests	10

Article III AGREEMENTS BETWEEN THE LIMITED PARTNERS AND THE PARTNERSHIP		11

3.1	Contracts with Partners and Their Affiliates	11
3.2	Conflicts Committee	11

Article IV FINANCING the limited partnership		12

4.1	Modes of Financing	12
4.2	Government Support	13
4.3	Project Financing	13
4.4	Additional Interests	13

Article V CAPITAL		15

5.1	Capital Accounts	15
5.2	Initial Capital Contributions	15
5.3	Restrictions on Withdrawals	15
5.4	Capital Account Allocations	15
5.5	Determination of Net Income or Loss	16
5.6	Allocation of Net Income or Loss	16
5.7	Computation of Income or Loss for Tax Purposes	17
5.8	Tax Allocation	17

Article VI DISTRIBUTIONS		17

6.1	Use of Funds	17

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.2	Distribution Policy	18
6.3	Repayments	19
6.4	Withholding Rights	19

Article VII DEALINGS WITH PARTNERS’ INTERESTS		20

7.1	General Prohibition on Dealing with Interests	20
7.2	Encumbrance to Lender	21
7.3	Transfer to Affiliate	21
7.4	No Transfer to a Non-Resident	22
7.5	EB Investments, ULC	22

Article VIII RIGHT OF FIRST REFUSAL; Piggy-Back		22

8.1	Right of First Refusal	22
8.2	Piggy-Back Rights	23

Article IX GENERAL PARTNER		24

9.1	Management Authority and Standard of Care	24
9.2	Construction, Operation and Maintenance of the Plant	28
9.3	Liability to Partnership or Limited Partners	31
9.4	Removal of General Partner	34

Article X LIMITED PARTNERS		34

10.1	Limited Liability	34
10.2	No Participation in Management	34
10.3	Not Non-Residents	34

Article XI Put/Call		34

11.1	Put/Call	34

Article XII PURCHASE ON DEFAULT		35

12.1	Events of Default	35
12.2	Right of Purchase on Default	36

Article XIII TERMINATION		37

13.1	Non-Termination of Partnership	37
13.2	Termination of Partnership	38
13.3	Distribution Upon Termination	38
13.4	Completion of Elections	38

Article XIV CONFIDENTIALITY		38

14.1	Confidential Information	38
14.2	Public Announcement	41

Article XV GENERAL		41

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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15.1	Power of Attorney	41
15.2	No Registration	42
15.3	Notices	42
15.4	Time of Essence	43
15.5	Time for Action	43
15.6	Amendment of Agreement	44
15.7	Assignment	44
15.8	Non-Waiver; Remedies	45
15.9	Governing Law	45
15.10	Enurement	45
15.11	Further Assurances	45
15.12	Rights of Partners Independent	45
15.13	Third Party Beneficiaries	46
15.14	Severability	46
15.15	Entire Agreement	46

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT made as of the 7th day of December, 2011

AMONG:

ENERKEM ALBERTA BIOFUELS G.P. INC., a corporation under the laws of Alberta (hereinafter called the “General Partner”)

ENERKEM INC., a corporation under the laws of Canada (hereinafter called “Enerkem”)

WASTE MANAGEMENT OF CANADA CORPORATION, an unlimited liability company constituted under the laws of Nova Scotia (hereinafter called “WM”)

EB INVESTMENTS ULC, an unlimited liability company constituted under the laws of Alberta (hereinafter called “EB”)

WHEREAS:

A.                                   The Partnership was created pursuant to a limited partnership agreement dated September 19, 2008 among the General Partner, Enerkem and Greenfield Advanced Biofuels Inc. (the ‘‘Original Agreement’’);

B.                                     On or about April 29, 2009, Enerkem acquired all of the issued and outstanding shares of Greenfield Advanced Biofuels Inc. and, on or about November 30, 2011, Greenfield Advanced Biofuels Inc. was liquidated into its sole shareholder, Enerkem;

C.                                     Pursuant to a term sheet dated on or about August 8, 2011 (the “Term Sheet”), WM and EB agreed to subscribe for ownership interests in the Partnership, and Enerkem and the General Partner agreed to subscribe for additional ownership interests in the Partnership; and

D.                                    The parties hereto have agreed to amend and restate the Original Agreement concurrently with the closing of the transactions contemplated by the Term Sheet.

NOW THEREFORE in consideration of the premises, of the covenants and agreements set forth herein, of the sum of Five Dollars ($5.00) now paid by each party to the other and of other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties hereto hereby covenant and agree as follows:

ARTICLE I
INTERPRETATION

1.1                               Definitions

Unless the subject matter or context otherwise requires:

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

“Act” means the Partnership Act (Alberta) as amended from time to time.

“Additional Interests” is defined in Section 4.4(a).

“Affiliate” means, in relation to a party hereto, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such party, and for this purpose, “control,” “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.

“Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions mean or refer to this Amended and Restated Limited Partnership Agreement as amended from time to time and any indenture, agreement or instrument supplemental or ancillary hereto or in implementation hereof and the expressions “Article”, “section”, “subsection”, “clause” and “subclause” followed by a number or letter mean and refer to the specified Article, section, subsection, clause or subclause of this Agreement.

“Arm’s Length” shall have the meaning ascribed thereto for purposes of the ITA.

“Auditors” is defined in subsection 2.7(d).

“Biofuels Facility Agreements” means the Operating Agreement, the Facility Lease and any other material agreements entered into by Enerkem, the General Partner or the Partnership that impose specifications or requirements on Enerkem, the General Partner or the Partnership in connection with the construction, operation and maintenance of the Plant.

“Business Day” means any day other than a day which is a Saturday, a Sunday or a day on which banks in Montreal, Québec or Edmonton, Alberta are not generally open for business.

“Capital Account” is defined in Section 5.1.

“Capital Contribution” is defined in Section 5.4(a)(i).

“Cause” means any of the following events or circumstances:

(a)                                  at any time: (i) the General Partner’s or Enerkem’s failure to perform its duties (contractual or otherwise) in any material respect under this Agreement and, if curable, such breach is not cured or remedied within 30 days following the date on which the board of directors, any officer or any other member of senior management of the General Partner or of Enerkem becomes aware of such breach or could reasonably be expected to have become aware of such breach; (ii) a misrepresentation (including by omission) of a material fact, event or circumstance regarding the Plant or the business of the Partnership by Enerkem or the General Partner to the Partnership or any Limited Partner; (iii) the failure of the General Partner or Enerkem to act, or cause the Partnership to act, in a competent, safe and workmanlike manner in the performance of its obligations (including those under this Agreement) with respect to the Plant or the business of the Partnership, and in all material respects in accordance with all applicable Laws, and, if curable, such failure is not cured or remedied within 30 days following the date on which the board of

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

directors, any officer or any other member of senior management of the General Partner or of Enerkem becomes aware of such failure or could reasonably be expected to have become aware of such failure; (iv) the General Partner’s (or, to the extent that Enerkem is involved therein or affected thereby, Enerkem’s) failure to cooperate in any regulatory investigation or examination with respect to the Plant or the business of the Partnership, or (v) any act by the General Partner or Enerkem which could reasonably be expected to materially adversely affect the assets, operations or condition (financial or otherwise) of the Partnership and, if curable, such act is not cured or remedied within 30 days following the date on which the board of directors, any officer or any other member of senior management of the General Partner or of Enerkem becomes aware of such act or could reasonably be expected to have become aware of such act;

(b)                                 Start-Up (as defined in the Operating Agreement) of the Plant has not occurred by [ * ] or such other date as may be agreed upon in writing by WM, EB and Enerkem; or

(c)                                  at any time on or after the [ * ] anniversary of the Start-Up (as defined in the Operating Agreement) of the Plant, the failure to meet the operational and financial milestones and projections set forth in Schedule 1.1A, except (i) if such failure is the direct and primary result of an Excluded Matter; or (ii) if “[ * ]” for “[ * ]” (as indicated in Schedule 1.1A) is not less than [ * ] of the amount of “[ * ]” set forth on Schedule 1.1A for “[ * ]”; or (iii) if “[ * ]” for “[ * ]” is less than [ * ] of the amount of “[ * ]” set forth on Schedule 1.1A for “[ * ]”, the Partnership reaches an aggregate “[ * ]”, within [ * ] days after the end of “[ * ]”, equal to not less than [ * ] of the sum of “[ * ]” for “[ * ]” and [ * ] of “[ * ]” for “[ * ]”.

“Change of Control” means (i) the sale or disposition to a third party (other than a wholly-owned subsidiary of Enerkem) of all or substantially all of the assets of Enerkem, (ii) an acquisition by any Person of greater than 50% of the voting power of Enerkem or of the General Partner (whether by sale of securities, merger or otherwise but excluding any private placement pursuant to a bona fide equity financing by multiple investors, any initial public offering of Enerkem and any such transfer of voting power at any time following any initial public offering of Enerkem), or (iii) the granting by Enerkem to a third party (other than a wholly-owned subsidiary of Enerkem) of an exclusive license with respect to substantially all of Enerkem’s intellectual property; provided however that the removal or replacement of the General Partner, including the resulting transfer of its Interest in the Partnership, in accordance with Section 9.3 hereof shall not constitute a Change of Control.

“Defaulting Partner” is defined in subsection 12.2(a).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Enerkem Competitor” means, at any time when Enerkem is a Limited Partner (provided that, at such time, Enerkem Alberta Biofuels GP Inc. is the general partner of the Partnership or has ceased to be the General Partner for any reason other than for Cause), any Person (other than Enerkem or any of its Affiliates and other than any local, state, provincial or federal government body or agency), a significant portion of whose business consists of the development or commercialisation of technologies producing [ * ].

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

“Enerkem Technology” means Enerkem’s technologies for the gasification of negative or low-value carbonaceous feedstocks, including any technologies licensed to Enerkem, such as but not limited to sorted municipal solid waste, biomass, dried sludge and/or construction wood waste, to produce a synthesis gas (syngas) and the conversion of this syngas to produce biofuels and chemicals, such as methanol and ethanol.

“Environment” means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, including indoor spaces.

“Environmental Law” means all Law relating to the Environment, the transportation of dangerous goods, occupational health and safety or the regulation of foods or drugs.

“Environmental Permits” means all permits, licenses, approvals, consents, authorizations, registrations and certificates issued by or provided to, as the case may be, any government, governmental or regulatory body or agency pursuant to an Environmental Law.

“Event of Default” is defined in Section 12.1.

“Excluded Matter” means any one or more of the following: (i) any material and adverse change affecting the economy of the City of Edmonton; (ii) any material and adverse change in the industry in which the Partnership operates; (iii) any material and adverse change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or, in respect of any hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, any escalation or material worsening thereof; provided that (a) in the case of clause (i) above, the Partnership is not affected in a manner disproportionate to the manner in which similarly situated companies in the City of Edmonton (including competitors of the Partnership) are affected and (b) in the case of each of clause (ii) and clause (iii) above, the Partnership is not affected in a manner disproportionate to the manner in which similarly situated companies in the industry in which the Partnership operates are affected.

“Facility Lease” means the Lease entered into by and between the City of Edmonton and the Partnership on or about March 31, 2010, as amended.

“Funding Commitment” means Enerkem’s contractual commitment, pursuant to the Limited Partnership Subscription Agreement entered into on or about the date hereof by and among the Partnership, the General Partner, Enerkem, WM and EB, to contribute to the Partnership, in accordance with such Limited Partnership Subscription Agreement, an additional aggregate amount such that Enerkem’s total Capital Contributions (including Capital Contributions prior to the date hereof) will be equal to $37,100,000, through the subscription of additional Interests at such times and in such amounts as shall be determined by the General Partner in connection with the construction of the Plant.

“General Partner” means Enerkem Alberta Biofuels G.P. Inc. in its capacity as general partner of the Partnership, and any successor general partner of the Partnership or permitted assignee of the General Partner.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

“Government Support” means financial support provided by federal, provincial or municipal governments, including without limitation capital and operating grants, subsidies, repayable or forgivable loans, reimbursable tax credits, and loan guarantees.

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, decision-making authority, board or court or other law-, rule-, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof, including any municipality or district.

“IFRS” means International Financial Reporting Standards as set out in the Canadian Institute of Chartered Accountants Handbook — Accounting, at the relevant time applied on a consistent basis.

“Initial Agreements” is defined in Section 3.1(b).

“Interest” means a Partner’s interest in the Partnership, and all of its rights, privileges and obligations contained in this Agreement; and “Interests” means the Interests of all Partners, collectively.

“ITA” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended from time to time, including any proposed changes to such act publicly announced by the Minister of Finance effective on the date that such announcement declares such proposed changes to be effective.

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Body, statutory body or self-regulatory authority and, for greater certainty, shall include Environmental Laws, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“Limited Partner” means Enerkem, WM, EB and any other Person admitted as a limited partner after the date hereof.

“Non-Resident” means a Person, other than a partnership, who is a non-resident of Canada for purposes of the ITA or a partnership that is not a Canadian partnership for purposes of the ITA.

“O&M Fees” is defined in Section 9.2(d).

“O&M Services” is defined in Section 9.2(a).

“Operating Agreement” means the Biofuels Facility Operating Agreement entered into between the Partnership and the City of Edmonton on or about May 20, 2009, as amended.

“Operating Term” means the period beginning immediately following completion of Start-Up (as defined in the Operating Agreement) of the Plant and terminating on the date that is the earlier of: (i) the later of (A) the termination or expiration for any reason of the Operating Agreement in accordance with

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

its terms and (B) the date on which the Plant ceases operations as a going concern; and (ii)  any sale or other disposition of the Plant to a third party unaffiliated with the Partnership or its partners.

“Original Agreement” is defined in the Recitals.

“Partner” means the General Partner, each Limited Partner and any other Person that may hereafter be admitted as a partner, for so long as each is a partner, and includes any permitted transferee of its respective Interest from time to time pursuant to this Agreement; and “Partners” means all of the Partners.

“Partnership” means the limited partnership created by the Original Agreement and governed hereby.

“Person” includes an individual, a partnership, a corporation, a government or any department or agency thereof, a trustee, any unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual.

“Plant” means the commercial biofuels facility to be built in the City of Edmonton using the Enerkem Technology.

“Preferred Return” means, for each Limited Partner, [ * ] (compounded annually since the date of any Capital Contribution) of such Limited Partner’s Capital Account, calculated without taking into consideration elements (ii) and (iii) of Section 5.4(a) (but including, for greater certainty, any accrued but unpaid previous Preferred Return); the whole accrued on an annual basis and calculated and credited to such Limited Partner’s Capital Account on a semi-annual basis.

“Prime Rate” means the floating annual rate of interest announced by the Royal Bank of Canada from time to time as being a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

“Procurement” means the procurement of services, materials and equipment required for the engineering, design, construction, operation and maintenance of the Plant as required by the Biofuels Facility Agreements.

“Prohibited Strategic Investor” means, at any time when WM is a Limited Partner, any Person (other than WM or any of its Affiliates and other than any local, state, provincial or federal governmental body or agency), a significant portion of whose business consists of the provision of waste management services to third parties, including, without limitation, any Person that disposes of, collects, stores, brokers for sale, processes or recycles waste for third parties.

“Project Financing” is defined in subsection 4.3(a).

“Proportion” means, with respect to a Partner, the proportion which the Interest of such Partner is of the aggregate Interests of all Partners, at the time of determination, expressed as a percentage.

“Prudent Industry Practices” means, with respect to the performance of any action hereunder, that such action was or is performed: (a) in a safe, competent and workmanlike manner, (b) in material compliance with all applicable Laws, and (c) in accordance with such practices, standards and methods as are

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

generally engaged in or applied by the industry within which the Partnership operates, in all cases as presently in force and as modified in the future.

“Put/Call Price” means, with respect to any Interest of a selling Partner, the greater of (i) the amount required (taking into account all Distributions previously received by such selling Partner) to provide an internal rate of return of [ * ] (calculated annually since the funding of such selling Partner’s Interests) on the Capital Contributions of such selling Partner; and (ii) the value of such Interest as determined by a nationally registered independent accounting firm jointly selected by the Partners in a formal valuation report.  For greater certainty, attached as Exhibit A are sample calculations of a Put/Call Price.

“Representative” means in reference to any Person, such Person’s partners and Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, legal counsel, engineers, accountants, consultants, and any representatives of such advisors) and controlling Persons.

“Special Approval” means the prior written consent of the holders of 75% of the outstanding Interests (or, if there are at the relevant time only two Limited Partners, the prior written consent of both Limited Partners).

1.2                               Internal Definitions

Certain other terms are defined in specific sections hereof for use in those sections.

1.3                               Currency

Whenever and wherever the word “dollars” or the symbol “$” appears in this Agreement it shall mean Canadian dollars and all funds and amounts set out in this Agreement are in Canadian Dollars.

1.4                               Interpretation

Grammatical variations of any terms defined herein have similar meanings; words importing the singular number shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders.

1.5                               Headings

The division of this Agreement into separate Articles, sections, subsections, clauses, subclauses and Schedules, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6                               Accounting Terms

All accounting terms used herein unless specifically defined herein shall be construed in accordance with IFRS and all financial data submitted pursuant to this Agreement shall be prepared in accordance with IFRS.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE II
THE PARTNERSHIP

2.1                               Formation

The Partnership was formed pursuant to the Original Agreement and in accordance with the Act, and a declaration respecting the Partnership has been filed and recorded under the Act. The parties hereto, being all of the current Partners, have agreed to amend and restate the Original Agreement on the terms and conditions set out herein. The General Partner will file any documents required under the Act as a result of the amendments reflected herein.

2.2                               Term

The term of the Partnership commenced upon the filing of the declaration under section 2.1, and shall continue until the dissolution and termination of the Partnership in accordance with the provisions of Article XIII.  A Partner’s Interest shall not terminate by reason of a negative balance in its capital account.

2.3                               Business of the Partnership

(a)                                  The purpose of the Partnership is to design, build, own and operate the Plant on land owned by and leased from the City of Edmonton.

(b)                                 The Partnership shall not carry on any activities other than the engineering, design, development, construction, maintenance and operation of the Plant, unless otherwise agreed by the Limited Partners in accordance with Section 9.1(d)(viii).

2.4                               Agency

Except as provided for in this Agreement or resulting from the provisions of this Agreement, no party shall act as agent for the Partnership or for any other party.

2.5                               Name

(a)                                  The name of the Partnership shall be “Enerkem Alberta Biofuels LP”, or such other name as is approved by the Partners from time to time.  The Partnership may also use a French form of its name, and may and be legally designated by either or both of the English form and/or the French form of its name.

(b)                                 The Partners acknowledge and agree that the use by the Partnership of the name “Enerkem” or any derivation thereof is pursuant to a royalty-free license granted by Enerkem, solely for purposes of the Plant.  If at any time (i) Enerkem Alberta Biofuels G.P. Inc. is removed or otherwise ceases to act as General Partner or (ii) Enerkem ceases to be a Partner of the Partnership, the General Partner shall promptly file the necessary declaration under the Act to change the name of the Partnership and the Partnership shall immediately cease all use of the name “Enerkem” and any derivation thereof.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.6                               Fiscal Year

The fiscal year end of the Partnership shall be December 31 in each year, or such other date as is approved by the Partners.

2.7                               Books and Records; Accounting; Budget

(a)                                  The General Partner shall keep proper books of account and records for the Partnership and the Plant, and shall make entries therein of all transactions involving the Partnership and of all such other matters, transactions and things as are usually entered in the books of account kept by Persons engaged in a like business.

(b)                                 The General Partner shall deliver to each Limited Partner the following documents with respect to the Partnership:

(i)                                     monthly, within 30 days after the end of each month, an unaudited balance sheet of the Partnership, in the form prepared internally by the General Partner;

(ii)                                  quarterly, within 45 days after the end of each fiscal quarter of the Partnership, an unaudited statement of income and an unaudited statement of changes in financial position of the Partnership, together with executive summaries of the Partnership’s activities for such quarter;

(iii)                               annually, within 120 days after the end of each fiscal year of the Partnership, audited financial statements of the Partnership, reported on by the Auditors,  providing an accounting of the income and expenses of the Partnership for the previous year prepared in accordance with IFRS;

(iv)                              annually, at least 60 days before the beginning of each fiscal year of the Partnership, an operating budget, including a budget of income, capital expenditures and expenses, for the ensuing fiscal year, which shall include reasonable detail for the anticipated capital expenditures and day-to-day operating expenses of the General Partner, including office overhead and compensation of employees;  and

(v)                                 annually, within 120 days following the tax year end, such tax information as may be requested by the Limited Partners for the completion of tax returns, including foreign tax returns of such Limited Partners and their indirect owners.

(c)                                  Each Partner shall have the right, from time to time, at all reasonable times during usual business hours, and upon reasonable advance notice to the General Partner, to examine and make copies of or extracts from the books and records of the Partnership.

(d)                                 The auditors of the Partnership (the “Auditors”) shall be such firm of chartered accountants of national standing demonstrating the required expertise as may from time to time be determined by the General Partner and upon reasonable advance notice to the General Partner.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(e)                                  For a period of 15 days following receipt of the operating budget described in Section 2.7(b)(iv), each Limited Partner may provide notice to the General Partner of any questions or concerns such Limited Partner has regarding such budget or any portion thereof.  During the 30 days following receipt of any such notice, the General Partner and the Limited Partners will work together in good faith to address the questions and concerns of any Limited Partner and to revise such operating budget accordingly, if and to the extent such revision is agreed by the General Partner; for greater certainty, the General Partner is obligated to work with the Limited Partners in good faith to address such questions and concerns, but the General Partner shall have no obligation to make any revisions to such operating budget.  The participation by any Limited Partner in discussions or any process relating to the operating budget shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act.

2.8                               Banking

The General Partner shall maintain a bank account or accounts for the Partnership with such bank(s) as shall be determined by the General Partner from time to time. All monies received from time to time relating to the Plant shall be paid into such account(s).

2.9                               Title to Partnership Property

All partnership property shall be owned by, on behalf of and for the account of the Partnership, and no Partner shall have any ownership interest in such partnership property in the Partner’s individual name or right.  Without limiting the generality of the foregoing, the General Partner shall hold legal title to all real property of the Partnership in its name for the benefit of the Partnership.

2.10                       Offices

The location of the Partnership’s office in Alberta for purposes of the Act shall be at such location as may from time to time be determined by the General Partner.   The Partnership shall maintain such other or additional places of business as may be determined from time to time by the General Partner upon notice to the Limited Partners.

2.11                        Other Activities and Interests

In view of the specific and limited purposes of this Agreement and the Partnership, the holding of an Interest in the Partnership shall not be deemed to restrict in any way the freedom of a Limited Partner to conduct any business or activity whatsoever including, without limitation the acquisition, development, operation or management of any industrial project; each Limited Partner shall have the absolute right to engage in any business or venture for its own individual profit regardless of whether such other business or venture is in competition with the Partnership, and no Limited Partner, by reason solely of this Agreement, shall have any interest in any other property or project owned by any other Limited Partner, or any business or venture engaged in by any other Limited Partner, whether or not similar to the Plant.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE III

AGREEMENTS BETWEEN THE LIMITED PARTNERS AND THE PARTNERSHIP

3.1                               Contracts with Partners and Their Affiliates

(a)                                  The Partners acknowledge that in the course of constructing and operating the Plant, it may be appropriate for certain goods and/or services (collectively, “Services”) to be provided to the Partnership pursuant to a contract with a Partner and/or one or more Affiliates of a Partner (the “Provider”) rather than by third party contractors or suppliers.  Any Partner who has a material interest in any Provider or does not deal at Arm’s Length with any Provider shall disclose in writing to the other Partners the nature and extent of its interest forthwith after becoming aware of the contract or proposed contract or after becoming so interested, as the case may be. All such contracts or proposed contracts, other than the Initial Agreements, shall be reviewed by the Conflicts Committee in accordance with Section 3.2 below.

(b)                                 Without limiting the generality of the foregoing, the Partners agree that (i) Enerkem will enter into a services agreement with the Partnership for the provision of engineering, design, procurement, construction and other related services in connection with the Plant, and (ii) Enerkem will grant to the Partnership a non-exclusive licence to use the Enerkem Technology solely for the purpose of the operation of the Plant (collectively, the “Initial Agreements”).

(c)                                  Except for the Initial Agreements or where the terms and conditions on which the Services are to be provided (the “Terms”) are expressly set out in this Agreement, the following principles shall apply to the provision of each such Service:

(i)                                     the Terms shall be, to the extent practicable, on the same terms and conditions as those on which the Provider would provide comparable goods or services to unrelated third parties;

(ii)                                  the Provider shall have the onus of satisfying the General Partner and the Conflicts Committee, acting reasonably, that the Terms comply with the foregoing clause (i); and

(iii)                               to the extent that clause (i) does not apply because there are no comparable third party transactions, or because the terms and conditions of third party transactions are not uniform or are incomplete, then the Terms shall be determined by the General Partner and the Conflicts Committee.

3.2                               Conflicts Committee

(a)                                  The Partnership shall have a conflicts committee which shall include a representative of each Limited Partner holding more than 5% of the outstanding Interests (the “Conflicts Committee”).

(b)                                 The Conflicts Committee shall advise on conflicts of interest which may arise between the General Partner or Enerkem, on the one hand, and the Partnership, on the other hand,

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

and shall approve all material agreements and other transactions (other than the Initial Agreements, which are hereby approved) and all material amendments thereto, between the Partnership on the one hand, and the General Partner or any Limited Partner or their respective Affiliates, on the other hand.

(c)                                  The Conflicts Committee shall act by a majority of its disinterested members, with each member having one vote, regardless of their respective Proportions. The quorum for a meeting of the Conflicts Committee shall be a majority of its disinterested members.  Meetings of the Conflicts Committee shall be held in person or by telephone, as agreed by its members, upon 15 days prior written notice from any member to all of the other members (including, for greater certainty, all interested members).  Any member of the Conflicts Committee may grant in writing to another member of the Conflicts Committee or any other Person such member’s proxy to vote on any matter upon which action is taken at such meeting.  The Conflicts Committee shall conduct its business by such other procedures as a majority of its members consider appropriate.

(d)                                 No fees shall be paid by the Partnership to members of the Conflicts Committee, nor shall members of the Conflicts Committee be reimbursed by the Partnership for any expenses incurred by members of the Conflicts Committee.

(e)                                  No member of the Conflicts Committee shall be liable to any Partner or the Partnership for any reason (other than gross negligence, fraud or willful misconduct on the part of such member) including without limitation, for any mistake in judgment, any action or inaction taken or omitted to be taken, for any loss due to any mistake, action or inaction.  The participation by any Limited Partner who is a member of the Conflicts Committee in the activities of the Conflicts Committee shall not be construed to constitute participation by such Conflicts Committee in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act.  No Limited Partner who is a member of the Conflicts Committee shall be deemed to be an Affiliate of the Partnership or the General Partner solely by reason of such membership.

ARTICLE IV

FINANCING THE LIMITED PARTNERSHIP

4.1                               Modes of Financing

Except as otherwise provided in this Agreement, and except for Enerkem’s Funding Commitment, the Limited Partners have no obligation to loan or advance any amount to the Partnership, or otherwise finance the Partnership or secure or guarantee in any way the payment or performance of any debt of the Partnership.  If the Partnership requires additional funds for any purpose after Enerkem has completed its Funding Commitment, the General Partner shall use commercially reasonable efforts to secure such financing in the following order of prioritization: (i) Government Support, (ii) Project Financing, (iii) the sale of Additional Interests and (iv) such other methods of financing (including loans, whether by one or more Partners or by third parties) as may be determined by the General Partner with Special Approval.  The General Partner shall not, without Special Approval, seek any additional funding (other than Government Support) pursuant to this Article IV until Enerkem has completed its Funding Commitment.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.2                               Government Support

(a)                                  The General Partner and the Partnership shall use commercially reasonable efforts to apply for and seek to obtain Government Support for the Partnership and the Plant, at such times and in such amounts as may be determined by the General Partner.

(b)                                 Each Partner shall use commercially reasonable efforts to cooperate in all applications for, and administration of, Government Support (whether the application is in the name of a Partner or in the name of the Partnership), including without limitation providing all such information as may be required by relevant governmental authorities; provided, however, that no Partner shall be required to disclose for such purpose confidential or sensitive commercial or technical information (and in particular Enerkem shall not be required to disclose the Enerkem Technology) without appropriate safeguards as reasonably determined by such Partner.

(c)                                  The fact that a particular form of Government Support has been applied for in the name of one Partner and not any other shall not mean that the funds received shall be considered a capital contribution by the Partner which has made the application, and in particular shall not affect the respective Interests of the Partners.

4.3                               Project Financing

(a)                                  In the event that the General Partner determines that such form of financing is appropriate for the Plant, the Partnership shall endeavour to obtain project-level debt financing for the Plant (“Project Financing”) in such amounts (subject to Section 9.1(d)) and upon such terms as may be reasonably determined by the General Partner.

(b)                                 The Project Financing shall be non-recourse to the Partners (other than the General Partner).

4.4                               Additional Interests

(a)                                  In the event that the General Partner determines, after Enerkem has completed its Funding Commitment and after using commercially reasonable efforts to meet the Partnership’s funding needs through Government Support and/or Project Financing, that an additional investment in capital is required in the Partnership, the General Partner may, in its discretion, authorize the issuance of such number of additional Interests (each, an “Additional Interest”), at such price and upon such terms and conditions and to such Persons, as the General Partner determines to be in the best interests of the Partnership.

(b)                                 In the event that the General Partner proposes to issue Additional Interests in accordance with the terms hereof, the General Partner shall first deliver an offering notice in writing (the “Offering Notice”) to each Partner.  Each Partner shall be entitled to the irrevocable pre-emptive rights hereinafter set forth in this Section 4.4. The Offering Notice shall specify the total number of Additional Interests to be issued, and the scheduled date of closing, which shall not be earlier than the date which is 30 days after the date of the Offering Notice.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c)                                  Each Partner shall have the option, exercisable within 20 days after receipt of the Offering Notice (the “Offer Period”), by written notice given to the General Partner, to subscribe for such Partner’s Proportion of the Additional Interests.  Any Partner who does not deliver such a written notice to the General Partner within the Offer Period shall be deemed to have declined to exercise its pre-emptive rights hereunder.

(d)                                 In the event that one or more Partners declines or is deemed to have declined to exercise its pre-emptive rights hereunder, the Partners who have elected to purchase their Proportion of the Additional Interests shall have the further right and option, exercisable by notice in writing to the General Partner, delivered within five days of being notified by the General Partner that one or more of the other Partners has declined to purchase its Proportion of the Additional Interests, to purchase such unsubscribed portion of the Additional Interests.  Each such Partner delivering an additional notice to the General Partner as aforesaid shall be entitled to subscribe for its Proportion (calculated without taking account of the Interests held by non-subscribing Partners) of the Additional Interests not previously subscribed for (or such other proportion as the subscribing Partners may agree among themselves). Any such Partner who does not deliver an additional notice to the General Partner within the time period noted above shall be deemed to have declined to exercise its pre-emptive rights to purchase any portion of the unsubscribed Additional Interests. The procedure set forth in this Section 4.4(d) shall be repeated as often as is necessary until the Additional Interests have been fully subscribed for, or until there remains Additional Interests for which no Partner has elected to subscribe.

(e)                                  If, after complying with the foregoing procedures, there remain Additional Interests for which no Partner has elected to subscribe, the General Partner may (i) proceed with the financing subscribed for under this Section 4.4, and (ii) for a period of 90 days, attempt to sell such Additional Interests to any subscriber (other than a Prohibited Strategic Investor without the prior written consent of WM, if it is then a Limited Partner), on terms and conditions no more favourable to such subscriber than the terms and conditions specified in the Offering Notice.  In the event that WM is at such time a Limited Partner, and that WM has not exercised its pre-emptive rights in full under Section 4.4(c), if the General Partner has been unable to sell such remaining Additional Interests during such 90-day period to a subscriber who is not a Prohibited Strategic Investor, then the General Partner will be entitled, during an additional 90-day period, to attempt to sell such Additional Interests to any subscriber, including a Prohibited Strategic Investor, on terms and conditions no more favourable to such subscriber than the terms and conditions specified in the Offering Notice.  Notwithstanding the foregoing, in no event shall the General Partner sell any Additional Interests to an Enerkem Competitor without the prior written consent of Enerkem.

(f)                                    Each notice delivered by a Partner to the General Partner pursuant to this Section 4.4 shall constitute a binding agreement by the Partner delivering such notice to subscribe for the number of Additional Interests subscribed for therein upon the terms and conditions specified in the Offering Notice.  With respect to each Partner who has delivered a notice pursuant to this Section 4.4, such Partner hereby agrees to deposit the entire subscription amount payable to the Partnership by such Partner in connection therewith to the credit of

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the Partnership with the Partnership’s bankers on or prior to the date that is two Business Days prior to the scheduled date of closing as set forth in the Offering Notice.

(g)                                 The obligation of the Partnership to issue any Additional Interests to a Partner pursuant to this Section 4.4 is subject to and conditional on the issuance of such securities being exempt from all registration and prospectus requirements under applicable securities Laws.

ARTICLE V

CAPITAL

5.1                               Capital Accounts

(a)                                  The General Partner shall maintain a separate capital account for each Partner (each, a “Capital Account”).

(b)                                 The Capital Accounts of the Partners shall be increased or decreased in accordance with the provisions of this Agreement.

(c)                                  Solely for United States federal income tax purposes, the General Partner shall maintain on the Partnership’s books and records a “Capital Account” for each Partner, maintained in accordance with Section 704(b) of the Code and regulations thereunder.

5.2                               Initial Capital Contributions

(a)                                  The General Partner has contributed to the Partnership on or prior to the date hereof cash in the aggregate amount of $2,250, which amount has been credited to the General Partner’s Capital Account.

(b)                                 Enerkem has contributed to the Partnership on or prior to the date hereof cash and/or property for an aggregate value of $7,500,000, which amount has been credited to Enerkem’s Capital Account.

(c)                                  Each of WM and EB has contributed to the Partnership on or prior to the date hereof cash and/or property for an aggregate value of $7,500,000, which amount has been credited to their respective Capital Accounts.

5.3                               Restrictions on Withdrawals

No Partner shall have any right to withdraw any amount or receive any distribution from the Partnership except as expressly provided for in this Agreement and as permitted by applicable Law.  The Partners shall not be entitled to interest on any amounts standing to their credit in the Capital Accounts of the Partnership.

5.4                               Capital Account Allocations

(a)                                  The Partners’ Capital Accounts shall be adjusted as set forth below:

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(i)                                     the amount of any cash, or the fair market value, as determined by the General Partner, acting reasonably, of any other property (net of any liabilities assumed by the Partnership or to which such contributed property is subject) contributed to the Partnership by a Partner shall be credited to its Capital Account upon receipt by the Partnership (each a “Capital Contribution”);

(ii)                                  all income and gains of the Partnership allocated to a Partner pursuant to Section 5.6 shall be credited to its Capital Account;

(iii)                               all losses of the Partnership allocated to a Partner pursuant to Section 5.6 shall be debited against its Capital Account;

(iv)                              the amount of any cash, or the fair market value, as determined by the General Partner, acting reasonably, of any other property (net of any liabilities assumed by the Partner or to which such distributed property is subject), distributed by the Partnership to a Partner in respect of its Interest (including, for greater certainty, Tax Distributions) shall be debited against its Capital Account; and

(v)                                 each Limited Partner’s Preferred Return shall be credited to its Capital Account on a semi-annual basis.

(b)                                 The General Partner shall use commercially reasonable efforts to compute quarterly the Partnership’s income, gains and losses, and adjust the Partners’ Capital Accounts in respect of their Interests no less frequently than annually.

5.5                               Determination of Net Income or Loss

The net income or loss of the Partnership for each fiscal year shall be determined in accordance with IFRS.  The General Partner shall use commercially reasonable efforts to compute quarterly the Partnership’s income, gains and losses, and adjust the Partners’ Capital Accounts, no less frequently than annually.  Notwithstanding the foregoing, the General Partner acknowledges that the indirect owners of certain Partners may be subject to taxation in the United States on their allocations of Partnership income, gain, loss, deduction and credit.  The Partnership will (i) prepare a pro forma schedule K-1 to IRS Form 1065 and deliver such schedule K-1 to such Partners on a timely basis (and in any case within 120 days after the end of each fiscal year), and (ii) calculate such Partners’ allocations in a manner that comports with the regulations promulgated under Section 704(b) of the Code.

5.6                               Allocation of Net Income or Loss

(a)                                  For each taxation year where the Partnership has made at least one distribution to the Partners in accordance with Article VI, income shall be allocated pro rata among the Partners in proportion to the distribution(s) made or to be made to the Partners pursuant to Article VI during such taxation year.  For each taxation year where the Partnership has not made at least one distribution to the Partners in accordance with Article VI, income shall be allocated pro rata among the Partners in proportion to the highest value of each of their respective Capital Account at any time during such taxation year and in proportion to the number of days the relevant Partner has held its Interest during such taxation year.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b)                                 For each taxation year, losses shall be allocated pro rata among the Partners in proportion to the highest value of each of their respective Capital Account at any time during such taxation year and in proportion to the number of days the relevant Partner has held its Interest during such taxation year.

(c)                                  The Partnership shall allocate to any of the Partners, where applicable, expenses, credits or deductions eligible for tax credits at the discretion of the General Partner and in accordance with the ITA.

(d)                                 In addition to calculating and allocating the Partnership’s income or loss as otherwise provided in this Section 5.6, the General Partner shall calculate items of income, gain, loss, deduction and credit in a manner provided in Section 704(b) of the Code and regulations thereunder, and shall, solely for United States federal income tax purposes, allocate such income, gain, loss, deduction and credit in a manner consistent with the Code and regulations thereunder.

5.7                               Computation of Income or Loss for Tax Purposes

In computing the income or loss of the Partnership for tax purposes, the General Partner shall compute the income or loss of the Partnership in accordance with the provisions of the ITA (and, if required, any applicable provincial taxing statute) and shall have the right to make and revoke such elections on behalf of the Partnership and the Partners as the General Partner deems to be appropriate in order to reflect the terms of this Agreement.  Unless otherwise approved by Special Approval of the Partners, the Partnership shall be able to deduct, in the discretion of the General Partner, an amount of capital cost allowance available in each and every taxation year with respect to the capital cost and any improvements relating to the Plant with respect to which capital cost allowance is available.

5.8                               Tax Allocation

The income or loss of the Partnership for tax purposes shall be allocated among the Partners in the same proportions as the net income or loss is allocated to the Partners, and on the same basis as set out in Section 5.6.

ARTICLE VI

DISTRIBUTIONS

6.1          Use of Funds

(a)                                  Receipts of all kinds from the Plant shall be applied in the following order:

(i)                                     to pay any expenses or charges (including any principal of and interest on Project Financing and any other Arm’s Length borrowings of the Partnership), other than O&M Fees, which are due and payable respecting the Plant, those of the longest standing to be paid first;

(ii)                                  any O&M Fees which are due and payable to the General Partner;

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(iii)                               to accumulate working capital or reserve for the purposes of the Plant as determined by the General Partner, but not less than a working capital ratio of 2:1; and

(iv)                              the balance shall be distributed to the Partners in their respective Proportions in accordance with the provisions of Section 6.2.

(b)                                 Notwithstanding the foregoing, in the event that there shall be a Defaulting Partner and in the event that there shall be any monies owing by the Defaulting Partner to the other Partners or the Partnership, as the case may be, then the amount of such monies owing shall be paid from the monies otherwise payable to the Defaulting Partner in accordance with any of the provisions of this section.

6.2                               Distribution Policy

(a)                                  Distributions shall be made when and if approved by the General Partner, in accordance with Section 6.2(b) below; provided that, if and to the extent that the Partnership had cash available for distribution (as determined by the General Partner, acting reasonably), such distributions shall be not less than the Tax Distributions (as defined in Section 6.2(e) below). Such Tax Distributions to enable Partners to satisfy their liability to make estimated tax payments with respect to such fiscal year or the preceding fiscal year, will be based on calculations of the Partners’ estimated tax liability (as calculated pursuant to Section 6.2(e) below) as of such dates as the General Partner may determine; the General Partner will use commercially reasonable efforts to make such calculations and Tax Distributions on a quarterly basis.

(b)                                 As soon as practicable after the end of each fiscal year, the General Partner shall calculate the cash and property available for distribution to the Partners in respect of such year (a sample calculation is provided, solely for informational purposes, at Exhibit B) and shall distribute such amounts to the relevant Partners, in the following order and priority:

(i)                                     first, to the Limited Partners, in their respective Proportions, until the balance in the Capital Account of each Limited Partner, calculated without taking into consideration elements (ii) and (iii) of Section 5.4(a) (but including, for greater certainty, their cumulative accrued but unpaid Preferred Returns), is reduced to one dollar ($1.00) (“Initial Distributions”);

(ii)                                  next, after payment of the Initial Distributions, to the General Partner (the “Second Rank Distributions”) until the aggregate amount of the Second Rank Distributions reaches an amount equal to [ * ] of the aggregate of the Preferred Returns of all Limited Partners other than Enerkem;

(iii)                               next, after payment of the Second Rank Distributions, [ * ] to the General Partner and [ * ] to the Limited Partners, in their respective Proportions (the “Third Rank Distributions”), until such time as the aggregate distributions to the Limited Partners have generated an internal rate of return of [ * ] (compounded annually since the funding of their respective Interests) on the Capital Contributions of the Limited Partners; and

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(iv)                              thereafter, any remaining distributable cash and property shall be distributed [ * ] to the General Partner and [ * ] to the Limited Partners, in their respective Proportions (the “Final Distributions”).

(c)                                  In determining cash and property available for distribution to the Partners pursuant to subsections 6.2(a) and 6.2(b) above, the General Partner may, acting reasonably, establish reserves from time to time in respect of the availability of cash after paying Partnership expenses and setting aside appropriate reserves as determined by the General Partner for current or anticipated liabilities, expenses, obligations and commitments of the Partnership.

(d)                                 Distributions shall be considered to be made in respect of the fiscal year in which the event which gave rise to such distribution occurred.

(e)                                  For purposes hereof, “Tax Distribution” shall mean, for each Partner, the aggregate Canadian federal, provincial and local income tax liability that such Partner would have incurred as a result of such Partner’s ownership of its Interest in the Partnership if all Partners were taxable corporations resident in Alberta and liable to tax liabilities determined as if all Partners were subject to tax on all taxable income allocated to them by the Partnership with respect to such fiscal year at the highest marginal rates provided for under applicable Canadian federal and Alberta income tax Laws, as determined from time to time by the General Partner and calculated with respect to the character of items of income, gain, loss deduction and credit at the Partnership level.

(f)                                    For greater certainty, distributions made to Partners in cash pursuant to Section 6.2(b) during any fiscal year shall reduce dollar-for-dollar the amount of distributions that may be considered Tax Distributions to which they would have been entitled pursuant to this Section with respect to such fiscal year.

6.3                               Repayments.

If, as determined by the General Partner, it appears that any Partner has received an amount under this Article VI that is in excess of that Partner’s entitlement hereunder, the Partner will, promptly upon notice from the General Partner, reimburse the Partnership to the extent of the excess.  Without limiting the foregoing, the Partnership may set off any of its obligations to make future distributions to any Partner against any liabilities or obligations of such Partner to the Partnership under the immediately preceding sentence of this Section 6.3.

6.4                               Withholding Rights.

(a)                                  The Partnership will be entitled to deduct and withhold from any amounts otherwise payable to Partners under this Agreement (on a Distribution, redemption of Interest or otherwise) any amounts the Partnership is required or permitted to deduct and withhold with respect to such payment under the ITA, or any provision of provincial, state, local or foreign tax Law, in each case as amended or superseded.  To the extent that amounts are so withheld, the withheld amounts will be treated for all purposes as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that the withheld amounts (or equivalent amounts, if applicable) are

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

actually remitted to the appropriate taxing authority.  To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Partner exceeds the cash portion of the consideration or amount otherwise payable to the Partner, the Partnership is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Partnership to enable it to comply with the deduction or withholding requirement (or make such permitted deduction) and the Partnership will notify the Partner and remit to the Partner any unapplied balance of the net proceeds of such sale.

(b)                                 To the extent practicable, before withholding and paying over to any taxing authority any amount purportedly representing a tax liability of any Partner pursuant to the provision of Section 6.4(a), the General Partner will provide such Partner with notice of the claim of any taxing authority that such withholding and payment is required by Law and provide any applicable Partner the opportunity to contest such claim (to the extent permitted by applicable Law) during any period such contest does not subject the Partnership or the General Partner to any potential liability to such taxing authority for any such claimed withholding and payment.

ARTICLE VII

DEALINGS WITH PARTNERS’ INTERESTS

7.1          General Prohibition on Dealing with Interests

(a)                                  Except as expressly permitted in this Agreement, or with the prior written consent of the General Partner (which may be granted or withheld at its reasonable discretion), no Partner shall sell, assign, convey, transfer, mortgage, charge or otherwise encumber or dispose of any part or all of its Interest. Notwithstanding the foregoing, no Limited Partner may transfer its Interest (i) to any Enerkem Competitor without the prior written consent of Enerkem (or, if Enerkem Alberta Biofuels G.P. Inc. remains at such time the General Partner, the prior written consent of Enerkem Alberta Biofuels G.P. Inc.); (ii) to any Prohibited Strategic Investor, at any time when WM is a Limited Partner, without the prior written consent of WM; or (iii) to any Non-Resident.

(b)                                 Any attempted transfer of an Interest made in violation of this Agreement shall be null and void.  Neither the General Partner nor the other Partners shall approve or ratify any transfer of an Interest made in contravention of this Agreement and the General Partner shall not permit any such transfer to be recorded on the books of the Partnership.

(c)                                  No transfer or issuance of any Interest shall be or become effective until the acquiror, if not already bound by this Agreement, executes and delivers to the General Partner and Agreement to be Bound substantially in the form attached as Exhibit C to this Agreement.  No transfer of an Interest shall release the transferring Partner from any of its liabilities or obligations under this Agreement until it becomes effective and then only to the extent provided in this Agreement.

(d)                                 To the extent permitted by applicable Law, from the date of any purported transfer of an Interest in violation of this Agreement, all rights attaching to such Interest are suspended and are inoperative until the purported transfer is rescinded.  During such time such

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Interest may not be voted and no dividends or other Distributions may be paid or made on such Interest.  These rights are in addition to and not in lieu of any other remedies.

7.2          Encumbrance to Lender

(a)                                  Notwithstanding Section 7.1(a), any Partner may grant or suffer to exist floating charges, general security agreements and general assignments of receivables or profit interests given in the ordinary course of business.

(b)                                 A Partner may collaterally assign its Proportion of net revenues of the Partnership, or charge its Interest, to a lender without the Special Approval of the Partners if, but only if:

(i)                                     the Partner gives 15 days’ prior notice to the other Partners;

(ii)                                  the lender is a recognized financial institution (the determination of which shall be made by the other Partners, acting reasonably);

(iii)                               the lender agrees, in form and terms reasonably satisfactory to the other Partners:

(A)                              that the lender shall be bound by, and its security interest subordinate to, the terms of this Agreement (including without limitation, rights of first refusal, buy-sell rights, rights of purchase upon default, and the payment obligations of the Partners to one another, including their mutual pledges of their Interests); and

(B)                                to subordinate its rights in respect of the Partner’s Interest to any Project Financing and to any advances thereunder;

but in no event shall the Partner so assigning or charging be entitled to require the Partnership to deliver any mortgage or charge of an undivided interest in the Plant or the Superficies.

7.3                               Transfer to Affiliate

(a)                                  Subject to the conditions precedent and requirements hereinafter provided, a Partner may transfer its Interest to an Affiliate.  Any such transfer shall be subject to the express conditions precedent that:

(i)                                     the transferor is not a Defaulting Partner at the transfer date;

(ii)                                  15 days’ prior notice is given to the other Partner, together with reasonable evidence that the transferee is an Affiliate; and

(iii)                               the transferor and transferee covenant with the other Partners that the transferee will remain an Affiliate of the transferor after the transfer so long as the transferee holds the Interest.

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(b)                                 In the event of a transfer pursuant to subsection (a), then so long as the transferee holds the Interest:

(i)                                     there shall be no transfer, conveyance or disposition of any of the equity interests of the transferee, nor any equity interests issued by the transferee nor any other action taken or omitted to be taken which changes the Person(s) who control the transferee in law or in fact, without the Special Approval of the Partners, but the provisions of this clause shall have no application to any change in control of any Partner resulting from any change in control of a public corporation which controls that Partner or which, directly or indirectly (whether through share ownership or otherwise), controls any corporation which controls such Partner;

(ii)                                  the transferee shall be fully responsible for all of the transferor’s duties and obligations, and subject to all prohibitions and restrictions applicable to the transferor (including, for greater certainty, such duties, obligations, prohibitions and restrictions arising prior to the date of transfer); and

(iii)                               the transferor shall continue to be bound by the terms contained in this Agreement in respect of any matters arising both before and after the date of the transfer.

7.4                               No Transfer to a Non-Resident

Notwithstanding anything else herein contained, no Partner shall transfer or purport to transfer all or any part of its Interest to a Non-Resident.

7.5                               EB Investments, ULC

Notwithstanding anything to the contrary set forth in this Agreement (including, but not limited to, Article VIII, Article XI or Article XII), in the event of any transaction (i) requiring the Transfer of the Partnership Interest held by EB, or (ii) involving the sale, exchange or other disposition of the Partnerships assets, the Partners shall use commercially reasonable efforts (unless otherwise waived by EB) to structure the transaction as a disposition of the shares of EB by its shareholder or shareholders (provided that EB has always been used solely as a single purpose entity to hold an Interest in the Partnership).

ARTICLE VIII

RIGHT OF FIRST REFUSAL; PIGGY-BACK

8.1                               Right of First Refusal

(a)                                  If any Partner (the “Selling Partner”) proposes or wishes to transfer its Interest (the “Offered Interest”) to, or receives a bona fide offer to purchase its Interest from, any Person other than an Affiliate in accordance with Section 7.3 (a “Third Party”), the Selling Partner shall give notice thereof (accompanied by a true copy of the bona fide offer and by particulars of the Third Party, including its financial standing and relevant industrial and technical experience) (the “Notice”) to the Partnership and to other Partners (the “Other Partners”).  The Partnership shall have the right, exercisable within

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30 Business Days after receipt of the Notice (the “First Period”) by written notice to the Selling Partner and the Other Partners, to purchase the Offered Interest upon the same terms and conditions as in the Notice. If the Partnership does not exercise its right hereunder to purchase the Offered Interest, then the Other Partners shall have the right, exercisable within 15 Business Days after the end of the First Period (the “Second Period”), by written notice to the Selling Partner, the Partnership and the Other Partners, to purchase the Offered Interest,  upon the same terms and conditions as in the Notice.  If more than one Other Partner exercises its right hereunder to purchase the Offered Interest, such Other Partners shall purchase the Offered Interest on a pro rata basis as between themselves or in such other proportions as they may agree amongst themselves.

(b)                                 If the Other Partners do not exercise their right hereunder to purchase the Offered Interest, the Selling Partner shall be entitled, subject to the terms of Section 8.2, to sell its Interest to the Third Party, upon terms and conditions not more favourable to such Third Party as those contained in the Notice if, but only if, the Third Party agrees to be bound by the terms of this Agreement (including, for greater certainty, the provisions of this Article); and upon such sale the Selling Partner shall cease to be bound by the terms contained in this Agreement in respect of any matter arising after the date of the transfer, and failing such completion of the sale of such Interest within the same time period, together with a grace period of 30 days, such right of first refusal shall be revived.

8.2                               Piggy-Back Rights

(a)                                  If neither the Partnership nor the Other Partners exercise their right to purchase the Offered Interest in accordance with Section 8.1, then each of the Other Partners shall have the right to transfer to the Third Party their respective Interests, upon the same terms and at the same price as those set forth in the Notice and the Selling Partner shall not transfer any of the Offered Interest except upon compliance with this Section 8.2.

(b)                                 Within two Business Days following the end of the Second Period, each Other Partner that wishes to sell its Interest to the Third Party in accordance with this Section 8.2 shall give notice to the Selling Partner, the Third Party and the Partnership and shall be bound thereby to sell such Interest to the Third Party, in accordance with such notice and this Section 8.2.

(c)                                  No Other Partner shall be obliged, in connection with any sale under this Section 8.2, to provide representations, warranties or indemnities with respect to any matter other than its capacity, title to and right to sell its Interest and no Other Partner shall be liable for more than its pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity, and such liability shall not exceed the total purchase price received by such Other Partner for its Interest.

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ARTICLE IX
GENERAL PARTNER

9.1                               Management Authority and Standard of Care

(a)                                  Subject to Section 9.1(d), the General Partner shall act as general partner of the Partnership and shall have exclusive power and authority to manage, control, administer and operate the business and affairs of the Partnership. The General Partner shall have all of the rights and powers of a general partner under the Act and otherwise as provided by Law, and shall have the power, on behalf and in the name of the Partnership, to carry out the objectives and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings which the General Partner deems necessary, appropriate, ancillary or incidental thereto.

(b)                                 The General Partner will exercise its powers and discharge its duties honestly, in good faith and in the best interests of the Partnership and will exercise the degree of care, diligence and skill of a reasonably prudent manager acting in accordance with Prudent Industry Practices.

(c)                                  Without limiting the generality of Section 9.1(a) or 9.1(b), but subject to Section 9.1(d), 9.1(e) and 9.1(h), the General Partner has full power and exclusive authority for and on behalf and in the name of the Partnership and shall, and shall cause the Partnership to:

(i)                                     prepare and submit to the Limited Partners an operating budget of the Partnership for each fiscal year;

(ii)                                  make all capital expenditures as required by the operating budget or otherwise approved by the Limited Partners;

(iii)                               enter into and to perform any agreement in connection with the establishment, operation or conduct of the business of the Partnership;

(iv)                              manage and control all of the activities of the Partnership and take all measures necessary or appropriate in accordance with Prudent Industry Practices for the business of the Partnership or ancillary thereto;

(v)                                 subject to Section 4.4, issue Additional Interests;

(vi)                              acquire and to dispose of any property of the Partnership, including, without limitation, by holding nominee title to property of the Partnership, including the Plant;

(vii)                           (a) take all reasonable steps to avoid liens or other encumbrances being imposed or filed against the Partnership or its property and assets and (b) promptly notify the Limited Partners as soon as the General Partner becomes aware of any liens or other encumbrances being imposed or filed against the Partnership or its property and assets;

(viii)                        if any lien or other encumbrance (or a petition to establish a lien or encumbrance) is filed in connection with any property or assets of the Partnership, use

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commercially reasonable efforts to discharge the same as soon as possible (and in any event within thirty (30) days) thereafter;

(ix)                                subject to Section 9.1(d) and Article IV, borrow money from time to time without limit as to the amount, cost or terms of payment thereof, to draw, make, execute and issue promissory notes, evidences of notes, evidences of indebtedness and other negotiable or nonnegotiable instruments and to secure the payment thereof by mortgage, charge, debenture, hypothecation or pledge or by the creation of any other appropriate security interest;

(x)                                   employ all Persons necessary for the conduct of the business of the Partnership;

(xi)                                retain such legal counsel, experts, advisors or consultants as the General Partner considers appropriate, including any of same as the General Partner may, in its discretion, determine to engage on behalf of Limited Partners in the representation of Limited Partners, and to rely upon the advice of such persons;

(xii)                             open and operate any bank account;

(xiii)                          pay all costs and expenses of the Partnership;

(xiv)                         commence or defend any action or proceeding by, against or in connection with the Partnership;

(xv)                            collect, sue for and receive all sums of money or other property or items that are believed due to the Partnership;

(xvi)                         file returns required by any governmental entity;

(xvii)                      file, store and maintain in a manner so that they shall be readily identifiable, such records as may be required by this Agreement or by other contracts to which the Partnership is a party;

(xviii)                   maintain other suitable and proper records, budget procedures and accounts, in a form and in such manner as to readily identify them, and as may be required by this Agreement or by other contracts to which the Partnership is a party;

(xix)                           maintain a system of financial reporting and accounting that is compliant with applicable generally accepted accounting practices or principles and perform all other accounting and invoicing services for the Partnership;

(xx)                              execute and file on behalf of the Partnership any elections that are referred to in the ITA or other applicable tax legislation as may be required under this Agreement or are in its reasonable opinion appropriate in the circumstances;

(xxi)                           invest funds of the Partnership not immediately required for the business of the Partnership in accordance with the policies of the Partnership established from time to time;

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(xxii)                        make distributions in accordance with the provisions of this Agreement;

(xxiii)                     comply with in all material respects, and enforce to the maximum extent of the law, all contracts to which the Partnership is a party, subject in all cases to its reasonable business judgement exercised in good faith and in the best interests of the Partnership; and

(xxiv)                    do anything that is provided for in this Agreement or that is in furtherance of or is incidental to or is necessary or desirable in respect of the business of the Partnership.

(d)                                 Notwithstanding the general authority and powers granted to the General Partner hereunder, no action will be taken by the General Partner with respect to the following matters pertaining to the Partnership (or any subsidiary of the Partnership) without obtaining Special Approval:

(i)                                     redemptions or repurchases by the Partnership of any Interest, other than as provided for in Section 8.1;

(ii)                                  any merger or reorganization of the Partnership;

(iii)                               the sale, lease, exchange, exclusive license or other disposition of all or any material portion of the assets of the Partnership;

(iv)                              the dissolution, termination, winding-up or otherwise discontinuing the Partnership, except in accordance with the terms of this Agreement;

(v)                                 any appointment of a liquidator, trustee in bankruptcy, application for an order approving a petition for reorganization or arrangement, or general assignment for the benefit of creditors;

(vi)                              the incurring of any debt by the Partnership, or the guaranteeing by the Partnership of any indebtedness for borrowed money of another Person, in excess of $2,000,000 in the aggregate at all times;

(vii)                           any single capital expenditure (or series of related capital expenditures) outside the ordinary course of business of the Partnership or in excess of $2,000,000;

(viii)                        the entry into any contract or other arrangement that is outside of the ordinary course of business of the Partnership or that imposes a payment obligation or other liability on the Partnership in excess of $2,000,000;

(ix)                                any acquisition or purchase (or series of related acquisitions or purchases) of all or substantially all of the assets of any Person, or any securities of any Person, for a purchase price in excess of $1,000,000;

(x)                                   the creation of any subsidiary of the Partnership (other than a wholly-owned subsidiary);

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(xi)                                granting any rights to indemnification or similar benefits to any Partner, except as specifically provided in Section 9.3 [or pursuant to an agreement approved in accordance with Section 3.1];

(xii)                             effecting any material change to the business as currently conducted by the Partnership; or

(xiii)                          any other material matter that is outside the ordinary course of the business of the Partnership, except as provided for in the annual budget of the Partnership approved in accordance with this Section 9.1(d) (provided that a reasonable level of detail has been provided to the Partners in respect of such matter in advance of the approval of the annual budget).

(e)                                  In addition to the foregoing, without obtaining Special Approval, the General Partner shall not:

(i)                                     withdraw as a partner in the Partnership; or

(ii)                                  sell, assign, transfer, pledge, mortgage or otherwise dispose of all or any part of its Interest (in its capacity as general partner). However, the General Partner shall be entitled to sell, assign or transfer its General Partner Interest to a Person which is controlled or wholly-owned by the General Partner, provided always that as a condition to any sale, assignment or transfer by the General Partner of its Interest, the assignee agrees in writing to be bound by the provisions hereof to the same extent and in the same manner as the transferor is bound.

(f)                                    The General Partner is not and will not become a Non-Resident.

(g)                                 All matters concerning (i) the allocation and distribution of income, gain, loss and the return of capital among the Partners, including the taxes thereon; and (ii) accounting procedures and determinations and other accounting determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner, whose determination shall be final and conclusive, absent manifest error, as to all of the Partners. If a Partner requests that such a determination by the General Partner be reviewed by the auditors of the Partnership, they will review and confirm or vary such determination, as appropriate, and the determination by the Auditors shall be final and conclusive, absent manifest error, as to all of the Partners. The cost of the Auditors’ review of any such determination shall be borne by the Partner requesting such review, unless the difference between the auditors’ determination and that of the General Partner is equal to 5% or more of the General Partner’s determination.

(h)                                 The General Partner has not, and will not without the advance consent of EB, cause the Partnership to make an election to be treated as a corporation for United States federal income tax purposes.  The General Partner shall not take any action as the “tax matters partner” of the Partnership (within the meaning of the Code) without the advance consent of EB. The General Partner will cause the Partnership to timely make any tax election request by EB for United States federal income tax purposes, provided that such tax election does not have any potential negative impact on the Partnership or any other Partners or any direct or indirect owners of any other Partners.

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9.2                               Construction, Operation and Maintenance of the Plant

(a)                                  In addition to the general powers of administration granted to, and the standard of care applicable to, the General Partner pursuant to Section 9.1 and the Act, during the Operating Term, the General Partner will be responsible for (i) all Procurement for the Plant, (ii) the operation and maintenance of the Plant in accordance with Prudent Industry Practices and the terms and conditions of the Biofuels Facility Agreements, and (iii) the sale of any products or by-products, including Alcohol Products and Secondary Products (as such terms are defined in the Operating Agreement) generated by the Plant in accordance with Prudent Industry Practices and the terms and conditions of the Biofuels Facility Agreements (collectively, the “O&M Services”), which shall include, but not be limited to:

(i)                                     preserving the condition of the property, maintaining the structural integrity of the facilities and maintaining the mechanical integrity of the equipment in accordance with Prudent Industry Practices;

(ii)                                  purchasing or causing to be purchased all necessary materials, supplies and services and incurring such expenses and entering into such contracts as are necessary in connection with the safe, legally compliant and efficient management and operation of the Plant consistent with the operating budget provided under Section 2.7(b)(iv) and subject to Section 9.1(d);

(iii)                               as frequently as required by Prudent Industry Practices or contracts, continually inspecting and monitoring the property and assets of the Partnership for damage or other conditions which could affect their safe, legally compliant, and efficient operation, and performing or causing to be performed such repairs to such property and assets as may be required thereunder;

(iv)                              obtaining, managing, complying with and maintaining in good standing all permits, licenses and approvals necessary for the design, engineering, development and construction, and operation of the Partnership’s properties and assets, all in accordance with Prudent Industry Practices or any management system adopted and maintained by the Partnership;

(v)                                 generally performing such other operational activities as may be necessary to ensure the safe, legally compliant and efficient operation of the Partnership’s properties and assets in accordance with Prudent Industry Practices;

(vi)                              fully and properly managing the environmental, health, safety, security and legal compliance of the Partnership by obtaining all necessary permits to operate the Partnership’s business, by managing and disposing of all hazardous materials and waste under applicable Environmental Law that is generated from the Partnership’s business, and by managing appropriate remedial actions, all in accordance with Prudent Industry Practices and any management system adopted and maintained by the Partnership;

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(vii)                           maintaining all insurance required for the operation and maintenance of the Plant, including all insurance required pursuant to the terms of the Biofuels Facility Agreements;

(viii)                        hiring all employees required for the operation and maintenance of the Plant and being responsible for all matters relating to their hiring and payment including employment, benefits, compensation, discipline and discharge, as applicable;

(ix)                                any other services required pursuant to the Biofuels Facility Agreements or any other agreement entered into between the Partnership and the City of Edmonton in connection with the Plant; and

(x)                                   maintaining up-to-date Plant operating and maintenance logs, records, and reports as required by Prudent Industry Practices, and as otherwise necessary to document the operation, maintenance and management of the Plant.

(b)                                 The O&M Services shall be performed by the General Partner and the Plant shall be operated and maintained by the General Partner in compliance with applicable Laws, Prudent Industry Practices and with the requirements and specifications set forth in the Biofuels Facility Agreements, including without limitation Section 5.2 of the Operating Agreement.  The O&M Services shall be provided diligently in a safe, competent, good and workmanlike manner, and in accordance with Prudent Industry Practices, to the same or higher performance standard which the General Partner maintains for similar services which it provides to its own operations.

(c)                                  The General Partner may engage one or more subcontractors, suppliers, vendors or consultants (“Subcontractors”) to perform any part of the O&M Services, provided that the General Partner will remain liable for the performance of all of its obligations hereunder, and will be responsible to the Partnership for any acts or omissions of such Subcontractors and for the acts and omissions of any Persons directly employed, retained or contracted for by it.

(d)                                 In consideration for the O&M Services, the Partnership will reimburse the General Partner for the actual costs incurred by the General Partner in the operation and maintenance of the Plant (including the General Partner’s overhead costs which are reasonably allocable to the provision of the O&M Services and the costs and expenses associated with the labour and time of its employees who perform the O&M Services, whose time shall be billed at the hourly rates agreed upon by the General Partner and all of the Limited Partners, acting reasonably), plus [ * ] (the “O&M Fees”), plus all applicable goods and services tax, provincial sales tax and similar taxes required to be paid by the Partnership in connection with the O&M Services. Notwithstanding the foregoing, in no event shall the Partnership be required to reimburse the General Partner for any costs which are not incurred in accordance with the annual budget provided under Section 2.7(b)(iv). The General Partner shall invoice the Partnership on a monthly basis for the O&M Fees, within 30 days following the end of each month. Such invoice shall set forth in reasonable detail the nature of the charges. The amounts due shall be payable within 30 days following receipt of each invoice.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(e)                                  If there is a dispute between the Partnership or any of the Limited Partners, on the one hand, and the General Partner on the other hand, regarding O&M Fees payable (including the wage rates of the General Partner employees performing the O&M Services), the General Partner shall furnish to the Conflicts Committee reasonable documentation to substantiate the amounts billed including, but not limited to, listings of the dates, times and scope of the O&M Services in question, or to demonstrate that the wage rates of the General Partner employees are in line with local market conditions; in each case where applicable and practicable. Upon delivery of such documentation, the parties shall cooperate and each use their best efforts to resolve such dispute between themselves, failing which the parties may pursue any remedies otherwise available under this Agreement, at law or in equity.

(f)                                    Notwithstanding any provision in this Agreement to the contrary, unless previously approved by Special Approval, the General Partner shall refrain from taking any of the following actions in connection with the performance of the O&M Services:

(i)                                     the General Partner shall not sell, lease, pledge, mortgage, convey, or make any license, exchange or other transfer or disposition of, any portion of the Plant or any equipment, materials, assets or other items purchased by the General Partner where the purchase cost is included in the O&M Fees;

(ii)                                  the General Partner shall not make or consent or agree to make any expenditure for equipment, materials, assets or other items which would be a reimbursable cost included in the O&M Fees, except in conformity with the annual operating budget provided under Section 2.7(b)(iv);

(iii)                               the General Partner shall not settle, compromise, assign, pledge, transfer, release or consent to the compromise, assignment, pledge, transfer or release of, any claim, suit, debt, demand or judgment against or due by, the Partnership or the General Partner, the cost of which, in the case of the General Partner, would be a reimbursable cost included in the O&M Fees, or submit any such claim, dispute or controversy to arbitration or judicial process, or stipulate in respect thereof to a judgment, or consent to do the same;

(iv)                              the General Partner shall not permit any labourer’s, materialman’s, mechanic’s or other similar lien to be filed or otherwise perfected or imposed on any part of a Plant.  If any labourer’s, materialman’s, mechanic’s, or other similar lien or claim thereof is filed and if the General Partner does not cause such lien to be released and discharged forthwith, or file a bond in lieu thereof, any Limited Partner shall have the right to pay all sums necessary to obtain such release and discharge on behalf of the Partnership and to be reimbursed all amounts so paid (plus reasonable attorneys’ fees and administrative expenses) by the Partnership promptly; provided, however that, for so long as the General Partner is controlled by Enerkem, Enerkem shall not be entitled to such reimbursement for interest, costs and fees if the underlying lien or claim arose from or related to any act or omission of the General Partner in violation of this Agreement.  The General Partner shall defend, at its expense, and pay all attorneys’ fees and costs of all

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actions commenced against the Plant, or the Partnership and its property, for the enforcement of any such lien; and

(v)                                 the General Partner shall not take or agree to take any other action in respect of the Plant that materially varies from the O&M Services.

(g)                                 If the General Partner determines, in its reasonable discretion that it is in the best interests of the Partnership to have all or substantially all of the O&M Services performed by a third party rather than the General Partner, then, notwithstanding Section 9.2(c), upon the execution of a binding agreement with a third party with respect to the performance of the O&M Services, which binding agreement is approved by Special Approval, the General Partner shall be released from all obligations (including the indemnification obligations set out in Section 9.3(c))  hereunder relating to the O&M Services.

9.3                               Liability to Partnership or Limited Partners

(a)                                  Subject to Sections 9.3(b)-(f) and not in limitation of Sections 9.3(b)-(f), neither the General Partner nor any of its shareholders, directors, officers, employees, agents, advisors, members or representatives shall be liable, responsible or accountable in damages or otherwise to the Partners or the Partnership for an action taken or an omission to act:

(i)                                     within the scope of the power and authority conferred on the General Partner by this Agreement or by Law, unless such act or omission was performed or omitted fraudulently or in bad faith or constituted negligence or wanton and wilful misconduct;

(ii)                                  arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care; or

(iii)                               by any agent, contractor or consultant selected by any of them with reasonable care.

The General Partner holds the benefit of this Section 9.3(a) for its own benefit and for the benefit of all Persons referred to in this Section 9.3(a).

(b)                                 Notwithstanding anything to the contrary herein (except Section 9.3(e)), the General Partner and Enerkem, jointly and severally, will indemnify each of (i) the Partnership, (ii) WM, WM’s stockholders or members (as applicable) and their respective directors, officers and employees (the “WM Indemnified Parties” and each a “WM Indemnified Party”) and (iii) EB, EB’s stockholders or members (as applicable) and their respective directors, officers and employees (the “EB Indemnified Parties” and each an “EB Indemnified Party”), for all liability (whether based in contract, tort, product liability, strict liability or otherwise), loss (including diminution in the value of the Partnership and the Interests, taking into account any indemnification paid to the Partnership), damage, obligation, claim (including third party claim) or charge, together with all reasonable costs and expenses related thereto (including, without limiting the generality of the

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

foregoing, the reasonable legal fees and expenses resulting from any suits, actions, enquiries, investigations, notices, claims or proceedings) (“Damages”) incurred by the Partnership or such Indemnified Party, as applicable, relating to or arising from (A) fraud or any criminal violation of Law by the General Partner, (B) any misrepresentation (including by omission) of a material fact, event or circumstance regarding the Plant or the business of the Partnership by the General Partner to the Partnership or any Limited Partner, or (C) any failure by the General Partner to (1) comply with Section 9.2(a)(vi), (2) comply in all material respects with all Environmental Laws or (3) cause the Partnership to comply in all material respects with all Environmental Laws.  For avoidance of doubt, for purposes of this Agreement, any act or omission of the General Partner’s shareholders, directors, officers, employees or agents, acting in such capacities, shall be deemed to be an act or omission of the General Partner.  For purposes of this Agreement, the WM Indemnified Parties and the EB Indemnified Parties are each “Indemnified Parties” and each WM Indemnified Party and each EB Indemnified Party is an “Indemnified Party”.

(c)                                  Notwithstanding anything to the contrary herein (except with respect to indemnification for Damages under Section 9.3(b) and except for Section 9.3(e)), the General Partner and Enerkem, jointly and severally, will indemnify the Partnership and each Indemnified Party, respectively, for all Damages incurred by the Partnership or such Indemnified Party, as applicable, relating to or arising from any [ * ] by the General Partner during the period beginning on the date of this Agreement and ending on the [ * ] year anniversary of the [ * ] (as defined in the Operating Agreement) of the Plant.  With respect to any claims for indemnification under this Section 9.3(c) for any events occurring during the period beginning on the date of this Agreement and ending on the [ * ] year anniversary of the [ * ] (as defined in the Operating Agreement) of the Plant, the General Partner and Enerkem will not be obligated to provide indemnification (i) to any WM Indemnified Party for those Damages incurred by the WM Indemnified Parties in excess of [ * ] in the aggregate or (ii) to any EB Indemnified Party for those Damages incurred by the EB Indemnified Parties in excess of [ * ] in the aggregate.  With respect to any claims for indemnification under this Section 9.3(c) for any events occurring between the [ * ] year and [ * ] year anniversaries of the [ * ] (as defined in the Operating Agreement) of the Plant, the General Partner and Enerkem will not be obligated to provide indemnification (A) to any WM Indemnified Party for those Damages incurred by the WM Indemnified Parties in excess of the lower of (1) the [ * ] and (2) an amount equal to (X) [ * ] minus (Y) any distributions paid by the Partnership to WM, but in the case of clause (1) and (2), not less than [ * ] and (B) to any EB Indemnified Party for those Damages incurred by the EB Indemnified Parties in excess of the lower of (1) the [ * ] and (2) an amount equal to (X) [ * ] minus (Y) any distributions paid by the Partnership to EB, but in the case of clause (1) and (2), not less than [ * ].

(d)                                 Notwithstanding anything to the contrary herein (except with respect to indemnification for Damages under Section 9.3(b) and Section 9.3(e)), the General Partner will continue to indemnify the Partnership and each Indemnified Party, respectively, for all Damages incurred by the Partnership or such Indemnified Party, as applicable, relating to or arising from any [ * ] by the General Partner during the period following the [ * ] anniversary of the [ * ] (as defined in the Operating Agreement) of the Plant.  With respect to any claims

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for indemnification under this Section 9.3(d), the General Partner will not be obligated to provide indemnification (i) to any WM Indemnified Party for those Damages incurred by the WM Indemnified Parties in excess of the lower of (A) the [ * ] and (B) an amount equal to (1) [ * ] minus (2) any distributions paid by the Partnership to WM, but in the case of clause (A) and (B), not less than [ * ] and (i) to any EB Indemnified Party for those Damages incurred by the EB Indemnified Parties in excess of the lower of (A) the [ * ] and (B) an amount equal to (1) [ * ] minus (2) any distributions paid by the Partnership to EB, but in the case of clause (A) and (B), not less than [ * ].  So long as the General Partner does not have net assets (as determined in accordance with IFRS) of at least [ * ], Enerkem shall be liable jointly and severally with the General Partner for all indemnification obligations under this Section 9.3(d).

(e)                                  Notwithstanding anything to the contrary herein (except with respect to indemnification for Damages under Section 9.3(b)), (i) in no event shall Enerkem be jointly and severally liable with the General Partner for any indemnification obligation arising from an event, circumstance, act or omission that first arose or occurred at a time when the General Partner was not owned or controlled by Enerkem and (ii) in no event will the total aggregate indemnification obligations under Sections 9.3(c) and 9.3(d) exceed [ * ] for the WM Indemnified Parties, collectively, and [ * ] for the EB Indemnified Parties, collectively.

(f)                                    Notwithstanding anything to the contrary herein, the amount of any Damages which the WM Indemnified Parties or the EB Indemnified Parties, as the case may be, are entitled to receive pursuant to this Section 9.3 shall be determined after giving effect to those recoveries that have satisfied both of the following conditions: (i) the recoveries have been paid in cash by Enerkem or the General Partner to the WM Indemnified Parties or the EB Indemnified Parties, as the case may be, pursuant to other agreements among WM or EB, as the case may be, on the one hand, and Enerkem or the General Partner, on the other hand, and (ii) the recoveries are directly based upon indemnified claims for the same acts, omissions, events or circumstances (including, without limitation, any recoveries under the Subscription Agreement, the Technology License and the Services Agreement entered into concurrently herewith) for which indemnity is sought by the WM Indemnified Parties or the EB Indemnified Parties, as the case may be, under this Section 9.3.  Nothing in this Section 9.3 shall have the effect of extending the indemnification period contained in those other agreements among WM or EB, as the case may be, on the one hand, and Enerkem or the General Partner, on the other hand, beyond that which has been provided in such agreements or increasing the maximum amount of Enerkem’s or the General Partner’s indemnification obligations under any such agreements.

(g)                                 WM holds the benefit of this Section 9.3 for its own benefit and for the benefit of all of the WM Indemnified Parties and EB holds the benefit of this Section 9.3 for its own benefit and for the benefit of all of the EB Indemnified Parties.  Notwithstanding anything to the contrary herein, the rights of the WM Indemnified Parties and the EB Indemnified Parties, respectively, shall survive following the cessation of WM or EB, as applicable, as a Partner or the termination of this Agreement.  Notwithstanding anything to the contrary herein, no amendment of this Section 9.3 following the date on which

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

WM or EB, as applicable, cease to be a Partner shall eliminate, reduce or otherwise alter the rights of any WM Indemnified Party or EB Indemnified Party, as applicable.

9.4                               Removal of General Partner

The General Partner may not be removed as general partner of the Partnership without Cause.  The General Partner may be removed for Cause at any time by all of the Limited Partners (provided that the vote of any Limited Partner that controls the General Partner, directly or indirectly, shall not be required). The Limited Partner initiating any vote to remove the General Partner in accordance with this Section 9.3 shall provide the other Limited Partners and the General Partner with a written statement setting forth why such Limited Partner deems such removal appropriate.  The removal or resignation of the General Partner shall not be effective unless, concurrently with and as a condition to the removal of the General Partner, a replacement general partner is appointed by all of the Limited Partners, which replacement general partner must assume all of the powers, responsibilities and obligations of the General Partner under this Agreement concurrently with the removal of the General Partner. In the event of any such removal, the General Partner shall be released of all obligations hereunder (other than the indemnification obligations set out in Section 9.3 in respect of breaches prior to the date of termination).

ARTICLE X
LIMITED PARTNERS

10.1                        Limited Liability

No Limited Partner shall be personally liable for any of the debts, liabilities or obligations of the Partnership, nor have any obligation to make contributions to the Partnership except as expressly provided herein or to the extent required by the Act, provided that a Limited Partner shall be required to return any distribution made to it in error pursuant to Article VI.

10.2                        No Participation in Management

No Limited Partner shall participate in the control, management, direction or operation of the business or affairs of the Partnership, or have power to bind the Partnership.

10.3                        Not Non-Residents

Each Limited Partner hereby represents and warrants, upon becoming a party to this Agreement, that it is not, and covenants that it will not become a Non-Resident, for so long as it is a party to this Agreement.

ARTICLE XI
PUT/CALL

11.1                        Put/Call

(a)                                  In the event of any Change of Control of Enerkem or the General Partner:

(i)                                     Enerkem may require the other Limited Partners to sell their Interests to it (or, at Enerkem’s sole option, to the Partnership) (the “Call Option”); or

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(ii)                                  each Limited Partner shall be entitled to require Enerkem (or, at Enerkem’s sole option, the Partnership) to purchase its Interest (each, a “Put Option”);

in each case at a price equal to the Put/Call Price.

(b)                                 The Put Option or the Call Option, as applicable, may be exercised by giving written notice (the “Put Notice” or the “Call Notice”, as applicable) from Enerkem to the other Limited Partners (in the case of a Call Notice) or from the other Limited Partners to Enerkem (in the case of a Put Notice) within 45 days following the date on which Enerkem (in the case of a Call Notice) or any other Limited Partner (in the case of a Put Notice) becomes aware of the Change of Control of Enerkem or the General Partner, as applicable.  The Put/Call Price shall be payable in full simultaneously with the closing of the Change of Control transaction.

(c)                                  If, at the time of closing:

(A)                              any selling Partner is indebted to the Partnership in an amount recorded in the books of the Partnership, such indebtedness shall be repaid in full on closing (and for greater certainty, a negative capital account of a Partner shall be a debt owing by such Partner to the Partnership);

(B)                                any selling Partner is indebted to the others with respect to matters arising out of or related to the Partnership or the Plant, such indebtedness shall be satisfied in full on closing; and

(C)                                the selling Partner or any Person on its behalf shall have any guarantees, securities or covenants lodged with any Person to secure any indebtedness, liabilities or obligations relating to the Plant, Enerkem shall deliver up or cause to be delivered up to such selling Partner on the closing a cancellation of any and all such guarantees or covenants and a discharge and retransfer of any such securities.

ARTICLE XII
PURCHASE ON DEFAULT

12.1                        Events of Default

Any of the following circumstances is an “Event of Default” with respect to a Limited Partner:

(a)                                  any purported transfer by such Limited Partner of all or any portion of its Interest in violation of this Agreement, which purported transfer is not rescinded within 10 days following notice from the General Partner; or

(b)                                 if it shall be finally adjudicated (which judgment must be non-appealable) a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature; or make a proposal to, or an assignment for the benefit of, its creditors; or apply for, consent to or acquiesce in the appointment of any receiver, trustee or similar officer for it or for its Interest or for all or any substantial part of its property; or it shall institute (by petition,

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application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, suspension of operations, liquidation or similar proceeding relating to it under the insolvency Laws of any jurisdiction; or

(c)                                  if any proceeding referred to in subsection (b) shall be instituted by petition, application or otherwise against it, unless such proceeding is being actively and diligently contested by the Limited Partner in good faith, or is dismissed, withdrawn or otherwise terminated within 30 days from its inception; or

(d)                                 if a court or other governmental body having jurisdiction enters a final decree or order for the winding up, liquidation or dissolution of the Limited Partner (which decree or order must be non-appealable); or if any such court enters a final decree or order (which decree or order must be non-appealable) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Limited Partner under any applicable insolvency Law or provision; or if all or any substantial part of the property of the Limited Partner is sequestered or attached; or if a liquidator, receiver, receiver and manager, or trustee in bankruptcy be appointed for it or for its Interest or for all or any substantial part of its property, without the consent or acquiescence of such Limited Partner; and such decree, order, sequestration, attachment or appointment shall be uncontested after notice thereof is given by the General Partner; or

(e)                                  if a distress or execution or any similar process be levied or enforced upon or against such Limited Partner’s Interest and the same remains unsatisfied for the shorter of a period of 60 days or such period as would permit the same to be sold, unless it is in good faith disputing such process.

12.2                        Right of Purchase on Default

(a)                                  The Limited Partner in respect of which an Event of Default has occurred is called the “Defaulting Partner”.  No other Limited Partner may commence proceedings hereunder if it is then itself a Defaulting Partner; such other non-defaulting Partners are herein called the “Non-Defaulting Partners”.  In the event of the occurrence with respect to a Limited Partner of more than one of the circumstances set forth in Section 12.1, each such circumstance shall be deemed to be a separate Event of Default.

(b)                                 If an Event of Default shall have occurred the Non-Defaulting Partners shall have the option, acting together, exercisable by notice to the Defaulting Partner at any time so long as such Event of Default continues, and notwithstanding that:

(i)                                     a procedure may be pending pursuant to Article XI in which event such procedure shall, if the Non-Defaulting Partners so elect, be terminated; or

(ii)                                  the Non-Defaulting Partners may be exercising any other remedy under this Agreement or available at Law;

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to acquire their respective pro rata share of the Defaulting Partner’s Interest, at an aggregate overall price (in this section called the “Interest Acquisition Price”) determined in accordance with subsection (c).

(c)                                  In order to determine the Acquisition Price, the Non-Defaulting Partners shall appoint two qualified independent appraisers and shall provide notice thereof to the Defaulting Partner, and the Defaulting Partner, within two Business Days of receipt of such notice, shall choose one of such two appraisers, failing which the Non-Defaulting Partners may choose one of such two appraisers, and the appraiser so chosen shall then proceed to conduct an appraisal of the market value of the Plant, as determined as at the date of the Default on a going concern basis, and the Acquisition Price shall be such amount as the Defaulting Partner would receive if the Plant were sold immediately before closing for the appraised market value of the Plant and the sale proceeds, together with the other net assets of the Partnership, were distributed immediately before closing in accordance with this Agreement, less the amount of the federal and provincial income taxes for which the Defaulting Partner would be liable for the fiscal period of the Partnership if such fiscal period were to end immediately before closing.

(d)                                 Such acquisition shall in no way release the Defaulting Partner from any of its obligations under this Agreement to the extent that such obligations existed, or arose from anything done or omitted to be done, prior to the time of purchase pursuant to this Article, except to the extent credited to the Acquisition Price under this section.

(e)                                  Such acquisition shall, subject to subsection (f), be completed on the 30th day following the receipt of the decision of the appraisers, or such earlier date following a decision of the appraisers, as may be fixed by the Non-Defaulting Partners on at least seven days’ prior notice to the Defaulting Partner.

(f)                                    The Non-Defaulting Partners shall be entitled, by notice to the Defaulting Partner, to withdraw from such acquisition at any time within 10 days following the receipt of the decision of the appraisers, and shall not by reason of such withdrawal incur any liability to the Partnership or the Defaulting Partner.

(g)                                 The Acquisition Price shall be paid to the Defaulting Partner by certified cheque or wire transfer of immediately available funds, on closing.

ARTICLE XIII
TERMINATION

13.1                        Non-Termination of Partnership

The Partnership shall not be terminated by virtue of the bankruptcy or insolvency of any Partner, the death or withdrawal of any Partner, the admission of any new Partner, the transfer, assignment, sale or disposition of any Interest in the Partnership by any Partner, or by operation of law, but shall continue notwithstanding that this Agreement in respect of such Partnership may terminate as provided for in this Article.

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13.2                        Termination of Partnership

This Agreement and the Partnership shall terminate automatically on the occurrence of any of the following events:

(a)                                  the acquisition by any Partner of 100% of the Interests;

(b)                                 the sale of all or substantially all of the assets (including the Plant) of the Partnership or the cessation of operations of the Plant as a going concern; or

(c)                                  by Special Approval of the Partners.

13.3                        Distribution Upon Termination

(a)                                  Upon termination of the Partnership, the assets of the Partnership shall be liquidated in a business-like manner and the proceeds distributed in the following order of priority:

(i)                                     first, the payment of all debts and liabilities of the Partnership and the expenses of liquidation;

(ii)                                  second, to establish such reserves as the General Partner considers necessary for contingent liabilities of the Partnership; and

(iii)                               the balance to the respective Partners in accordance with Section 6.2.

(b)                                 Alternatively, the Partners shall consider an in specie distribution of assets pursuant to Section 98(3) of the ITA or otherwise act in a reasonable manner in order to defer or minimize any income tax or land transfer tax payable.  In the event of any distribution in kind or in specie made pursuant to Section 98(3) of the ITA, each Partner shall, subject to the provisions contained herein, be entitled to receive an undivided interest in each and every asset of the Partnership, based on their respective Proportions.

13.4                        Completion of Elections

Notwithstanding anything herein contained, no dissolution of the Partnership shall be undertaken by the parties hereto under any of the provisions hereof unless and until all elections reasonably required by the Partners or either of them to avoid the deemed realization of any amounts (capital or otherwise) arising on the dissolution or termination of the Partnership under the ITA or under any other statute, shall have been executed by all Partners; provided same is not detrimental to the other parties, the Partners shall execute all such elections as may be appropriate to the interests of each Partner to give effect to the provisions hereof.

ARTICLE XIV
CONFIDENTIALITY

14.1                        Confidential Information

(a)                                  The parties acknowledge that each Partner (in such role, a “Discloser”), may disclose to the Partnership or to one or more of the other Partners (in such role, a “Recipient”) certain technical and other information belonging to the Discloser (which term shall

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include the Discloser’s subsidiaries and Affiliates) which is of a confidential and proprietary nature.

(b)                                 For purposes of this Article,

(i)                                     “Confidential Information”

(A)                              means all technical and financial information furnished by the Discloser or its Representatives, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished (including whether or not it is specifically described as confidential);

(B)                                includes all copies, reproductions, summaries, reports, analyses, notes, drafts, compilations, studies, synopses, summaries or other information based on, containing or reflecting any such information;

(C)                                without limiting the foregoing, in the case where Enerkem is the Discloser, also includes information about the Enerkem Technology, whether disclosed in connection with this Agreement, any Initial Agreement or otherwise;

(D)                               does not include, however, information which can clearly be demonstrated to the satisfaction of the Discloser:

(1)                                  is or becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives;

(2)                                  was already known to the Recipient, or was independently developed by it (without use of or reference to the Confidential Information) as evidenced by the Recipient’s contemporaneous files; or

(3)                                  was made available to the Recipient on a non-confidential basis prior to its disclosure by the Discloser or its Representatives, through no violation of this Article or of any obligation of confidentiality owed to the Discloser by any other person; and

(c)                                  Subject to subsection (f) below, unless otherwise agreed to in writing by the Discloser, the Recipient agrees:

(i)                                     to keep all Confidential Information confidential, to protect it with reasonable safeguards (which in any event shall be at least as secure as those used by the Recipient to protect its own confidential information, and shall include without limitation precautions against accidental disclosure and against access to the Confidential Information by the news media) and to limit and control the copies, extracts or reproductions made of Confidential Information;

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(ii)                                  not to disclose or reveal any Confidential Information to any person other than its Representatives who are actively and directly participating in the Plant and need to know the Confidential Information for the purpose of the Plant;

(iii)                               not to use Confidential Information for any purpose other than in connection with the Plant, and without limiting the generality of the foregoing, not to use Confidential Information to obtain a competitive advantage over the Discloser, directly or indirectly, in any line of business in which the Discloser is engaged, and

(iv)                              not to disclose to any person (other than those of its Representatives referred to in clause (ii) above) any information about the Plant (including, without limitation, the fact that Confidential Information has been made available to the Recipient or its Representatives).

(d)                                 Notwithstanding section 13.2, the non-disclosure and non-use of Confidential Information covenants set forth in subsection (c) above shall remain in force indefinitely between the parties, unless and until such information falls under one of the exceptions set forth in subclause (b)(i)(D) above or subsection (f) below or the parties decide otherwise.

(e)                                  The Recipient shall:

(i)                                     require each of its Representatives to whom it proposes to disclose Confidential Information to acknowledge in writing that he or she is aware of and will comply with the terms of this Article, and provide to the Discloser on request a copy of any or all of such acknowledgements;

(ii)                                  cause its Representatives to comply with the terms of this Article; and

(iii)                               be responsible for any breach of the terms of this Article by the Recipient or its Representatives.

(f)                                    In the event that the Recipient is required by applicable Law or regulation or by legal process to disclose any Confidential Information or any other information concerning the Discloser or the Plant, the Recipient shall provide the Discloser with prompt written notice of such request or requirement in order to enable the Discloser to:

(i)                                     seek an appropriate protective order or other remedy,

(ii)                                  consult with the Recipient with respect to taking steps to resist or narrow the scope of such request or legal process, or

(iii)                               waive compliance, in whole or in part, with the terms of this Article,

and in any such event, the Recipient will use its commercially reasonable best efforts to cooperate with the Discloser to obtain a protective order and to ensure that all

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Confidential Information and other information that is so disclosed will be accorded confidential treatment.

(g)                                 In the event that the Discloser, in its sole discretion, so requests or the Partnership is terminated, the Recipient will promptly deliver to the Discloser all Confidential Information in its possession or in the possession of any of its Representatives. Any Confidential Information that is not returned or is not susceptible of being returned (including without limitation any oral Confidential Information) shall remain subject to this Article.

(h)                                 It is understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this Article and that the Discloser shall be entitled to seek specific performance and injunctive or other relief as a remedy for any such breach or threatened breach. The Recipient further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. In the event that such relief is granted, such remedy or remedies shall not be deemed to be the exclusive remedy or remedies for breach or threatened breach of this Article but shall be in addition to all other remedies available to the Discloser.

(i)                                     No failure or delay by the Discloser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14.2                        Public Announcement

No Partner shall issue any press release or make any other public announcement concerning this Agreement without the consent of the other Partners, except for disclosure required by Law. During the term or at any time thereafter, no Partner shall directly or indirectly, make any statement that adversely affects, disparages or creates any material negative inference as to the reputation, prestige, value, image or impression of the Partnership, the other Partners, the Enerkem Technology, or any of either Partner’s respective officers, directors, Affiliates, personnel, products or related companies, by words, actions or other communications, or by any omissions to speak, act or otherwise communicate, or in any other manner.

ARTICLE XV
GENERAL

15.1                        Power of Attorney

Each Limited Partner hereby constitutes and appoints the General Partner as its true and lawful attorney, with full power of substitution, and empowers and authorizes such attorney, in the name, place and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge and file in such place or places as may be required by Law a declaration of limited partnership and any amendments thereto including, without limitation, any certificates or amendments required to evidence each Limited Partner’s admission and contribution to the Partnership as specified herein, and any other certificates or instruments, which by Law may be required to be made and filed, and to include therein all information

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required by Law. The foregoing appointment is hereby deemed coupled with an interest, is irrevocable and shall survive the death, incompetence, disability or dissolution of such Limited Partner.

15.2                        No Registration

No Partner may register this Agreement, notice of this Agreement or an assignment of this Agreement against title to any real property without the Special Approval of the Partners.

15.3                        Notices

(a)                                  Any notice, demand, approval, consent or other communication permitted or required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery or by telecopier to the applicable address set forth below:

if to Enerkem, or any Representative of Enerkem, to or in care of:

Enerkem Inc.

1010  Sherbrooke Street West #1610

Montreal, QC H3A 2R7

Attention:  Vice President, Legal and General Counsel

Fax: [ * ]

if to the General Partner or any Representative of the General Partner, to or in care of:

Site 460, 13111 Meridian Street N.E.

Edmonton, Alberta

T6S 1G9

Attention: Vice President and Secretary

Fax: [ * ]

with a copy (which shall not constitute notice) to:

Enerkem Inc.

1010  Sherbrooke Street West #1610

Montreal, QC H3A 2R7

Attention:  Vice President, Legal and General Counsel

Fax: [ * ]

if to WM, or any Representative of WM, to or in care of:

Waste Management of Canada Corporation

 c/o WM Organic Growth, Inc.

c/o Waste Management, Inc.

1001 Fannin St.

Suite 4000

Houston, TX 77002

Telephone:            [ * ]

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Attention:                                             Vice President/Director of Business Development

Facsimile:                                            [ * ]

with a copy (which shall not constitute notice) to General Counsel at the same address and following facsimile number:     [ * ]

with a copy (which shall not constitute notice) to:

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, MO 64106

Telephone:  [ * ]

Attention:                                             Robert Hunter and Jack Bowling

Facsimile:                                            [ * ]

if to EB, or any Representative of EB, to or in care of:

EB Investments ULC

c/o Pinnacle Management Services LLC

343 Thornall Street

Suite 600

Edison, NJ  08837

Attention:                                             Michael J. Balmann

Facsimile:                                            [ * ]

with a copy (which shall not constitute notice) by pdf to: [ * ]

(b)                                 Each such communication shall be deemed to have been received:

(i)                                     on the date of delivery, if prior to 4:00 p.m. (local time) on a Business Day;

(ii)                                  at the time of transmission by telecopier, if prior to 4:00 p.m. (local time) on a Business Day; or

(iii)                               otherwise, on the next following Business Day after delivery or transmission.

(c)                                  A party may, at any time and from time to time, change its address for delivery or communication by giving notice to the other parties in accordance with this section.

15.4                        Time of Essence

Time shall be of the essence of this Agreement and of every part hereof.

15.5                        Time for Action

If the time at which any action is required to be taken by any party pursuant to this Agreement falls on a day which is not a Business Day, then the action required to be taken shall be taken on the next day that is a Business Day.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.6                        Amendment of Agreement

(a)                                  Subject to Section 15.6(b), this Agreement may be amended and any breach of this Agreement may be waived and be valid, effective and binding upon all Partners by written agreement of the General Partner, on behalf of the Partnership, and Limited Partners holding not less than 75% of the then outstanding Interests (or, if there are at the relevant time only two Limited Partners, both Limited Partners); provided that no amendment that would materially and adversely affect any Partner disproportionately (and without regard to its Proportion of Interests) more than any other Partner shall not be effective against such Partner without its written consent with respect thereto; provided, however, that Sections 2.3, 2.7, 6.1, 6.2, 6.3, 15.6, 15.8 and Articles III, IV, IX, XI, may not be amended or waived except upon the written consent of the General Partner and each Limited Partner.

(b)                                 Notwithstanding Section 15.6(a), the General Partner may make amendments to this Agreement to reflect:

(i)                                     a change in the name of the Partnership or the location of the principal office of the Partnership or the registered office of the Partnership;

(ii)                                  the admission, substitution, withdrawal or removal of Limited Partners in accordance with this Agreement;

(iii)                               a change that, as determined by the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership in which the Limited Partners have limited liability under the applicable Law;

(iv)                              a change that, as determined by the General Partner, is reasonable, necessary or appropriate to enable the Partnership to take advantage of, or not be detrimentally affected by, changes in the ITA or other taxation Laws;

(v)                                 a change to amend or add any provision, or to cure any ambiguity or to correct or supplement any provisions contained in this Agreement that may be defective or inconsistent with any other provision contained in the Agreement or which should be made to make the Agreement; or

(vi)                              a change that, as determined by the General Partner in its sole discretion, acting reasonably, does not adversely affect any of the Limited Partners or their rights under this Agreement.

(c)                                  The General Partner shall notify the Limited Partners of the full details of any amendment to this Agreement within 30 days of the effective date of such amendment.

15.7                        Assignment

No Partner shall be entitled to assign its rights and obligations in or arising out of this Agreement, except as expressly permitted hereunder.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.8                        Non-Waiver; Remedies

(a)                                  No consent to or waiver of any breach or default by any party in the performance of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder.

(b)                                 Failure on the part of any party to complain of any act or failure to act by any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

(c)                                  The Partnership and the Partners acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Partners and that the Partners will not have an adequate remedy at Law.  Therefore, the obligations of the Partnership and the Partners under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  In addition, notwithstanding anything to the contrary in this Agreement, the Partnership and the Partners hereby reserve the right to pursue any remedies any such party shall have at Law or in equity.  Such remedies shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

15.9                        Governing Law

This Agreement and (unless a specific choice of governing law is specified therein) all other documents delivered hereunder shall be deemed to be contracts made under the Laws of the Province of Alberta and for all purposes including matters of construction, validity and performance shall be governed by the Laws of such Province.

15.10                 Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.11                 Further Assurances

Each of the parties shall, from time to time hereafter and upon any reasonable request of the other parties, make or cause to be made all such further acts, deeds, assurances and things as may be required to more effectually implement the true intent of this Agreement.

15.12                 Rights of Partners Independent

The rights available to the Partners under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right shall be accordingly construed as complete in itself and not by reference to any other such right.  Any one or more or any combination of such rights may be exercised by a Partner from time to time and no such exercise shall exhaust the rights or preclude any other Partner from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.13                 Third Party Beneficiaries

Except as otherwise provided in Section 9.3, the parties intend that this Agreement will not benefit or create any right or cause of action in favour of, any Person, other than the parties hereto.  Except as provided in Section 9.3, the parties reserve their right to amend this Agreement in accordance with Section 15.6 at any time to vary or rescind any rights granted by or under this Agreement to any Person who is not a party, without notice to or consent of that Person.

15.14                 Severability

If any covenant, obligation or agreement of this Agreement, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by Law.

15.15                 Entire Agreement

This Agreement and all other agreements and documents to be entered into pursuant to the provisions hereof constitute the entire agreement among the parties hereto pertaining to the subject matter hereof.  This Agreement supersedes any prior contracts, negotiations and discussions of the parties, including, without limitation, the Original Agreement and the Term Sheet, in respect of the subject matter hereof.

[Signatures on following page]

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

ENERKEM INC.

By:	/s/ Vincent Chornet
	Name:	Vincent Chornet
	Title:	President

ENERKEM ALBERTA BIOFUELS G.P. INC.

By:	/s/ Patrice Ouimet
	Name:	Patrice Ouimet
	Title:	Vice President and Treasurer

WASTE MANAGEMENT OF CANADA CORPORATION

By:	/s/ Don Carpenter
	Name:	Don Carpenter
	Title:	Vice President

EB INVESTMENTS ULC

By:	/s/ Joshua Ruch
	Name:	Joshua Ruch
President: President

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCHEDULE 1.1A

OPERATIONAL AND FINANCIAL MILESTONES

See attached.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Income Statement

Edmonton Plant

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[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT A

SAMPLE CALCULATION OF PUT/CALL PRICE

See attached.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Author:
Enerkem Alberta Biofuels LP - Examples of IRR Calculation upon Put/Call on Year 5							[ * ]

Investment (in $M)			Distribution (in $M)		Put/Call Exercised (in $M)
At Closing	Year 1	Year 2	Year 3	Year 4	Year 5	IRR
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Author:
Enerkem Alberta Biofuels LP - Examples of IRR Calculation upon Put/Call on Year 10												[ * ]

Investment (in $M)	Distribution (in $M)									Put/Call Exercised (in $M)
At Closing	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	IRR
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Enerkem Alberta Biofuels LP - Examples of IRR Calculation upon Put/Call on Year 15
Investment (in $M)	Distribution (in $M)														Put/Call Exercised (in $M)
At Closing	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	IRR
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Author:
[ * ]

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

SAMPLE CALCULATION OF CASH
AND PROPERTY AVAILABLE FOR DISTRIBUTION

See attached

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit B

	2011	2015
Earnings before interests, taxes, depreciation and amortization	[ * ]	[ * ]
Working capital(1)	[ * ]	[ * ]
Capital expenditures	[ * ]	[ * ]
Minimum cash reserve	[ * ]	[ * ]
Grants	[ * ]	[ * ]
Unlevered cash flow	[ * ]	[ * ]
Long term debt issued or repaid	[ * ]	[ * ]
Interest expenses	[ * ]	[ * ]
Levered cash flow	[ * ]	[ * ]

Cash available for distribution	[ * ]	[ * ]

Notes:

(1) Defined as Accounts receivable plus Inventory less Accounts payable

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT C

FORM OF AGREEMENT TO BE BOUND

RE:                               The Amended and Restated Limited Partnership Agreement effective as of December •, 2011, by and among Enerkem Inc., Enerkem Alberta Biofuels G.P. Inc., Waste Management of Canada Corporation and EB Investments ULC (the “Agreement”)

This Agreement to be Bound is being executed and delivered pursuant to the Agreement.  The undersigned, having acquired Interests in Enerkem Alberta Biofuels LP pursuant to •, hereby agrees to be bound by and benefit from the terms and conditions of, and to become a party to, the Agreement (a copy of which has been delivered to the undersigned) as a [Limited][General] Partner, as if the undersigned had been a party to such Agreement as of the date thereof and such terms and conditions shall enure to the benefit of and be binding upon the undersigned, its successors and permitted assigns. The undersigned’s contact particulars for the purposes of Section 15.4 of the Agreement are as follows:

[Name]

[Address]

[Attention]

[Fax]

IN WITNESS WHEREOF the undersigned has executed this instrument this              day of                          , 20    .

[NAME OF NEW PARTNER]

Name:
Title:

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.